  As filed with the Securities and Exchange Commission on September 30, 1999

                                                   Commission File No. 333-_____
================================================================================


               United States Securities And Exchange Commission
                            Washington, D.C. 20549

                            ______________________

                                   FORM SB-2
            Registration Statement Under The Securities Act Of 1933

                            ______________________

                     CLEAN ENERGY COMBUSTION SYSTEMS, INC.
                (Name of Small Business Issuer in its Charter)

   Delaware                       3598                         98-0211550
(State or other        (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of        Classification Code Number.)        Identification No.)
incorporation or
organization)


                                 John P. Thuot
                            7087 MacPherson Avenue
                  Burnaby, British Columbia, Canada, V5J 4N4
                                (604) 435-9339
                  (Address and Telephone Number of Principal
              Executive Offices and Principal Place of Business)
     (Name, Address and Telephone Number of Agent for Service of Process)

Approximate date of proposed sale to public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        Calculation of Registration Fee

                                                             Proposed           Proposed
                                                             Maximum            Maximum          Amount of
         Title of Each Class of           Amount to be    Offering Price        Aggregate      Registration
      Securities to be Registered          Registered        Per Share        Offering Price       Fee
-------------------------------------    -------------   ----------------    ---------------- --------------
Common stock, $0.0001 par value            7,705,732         $0.0001(1)          $7,705.73         $2.75

(1) Estimated solely for purposes of computing registration fee pursuant to Rule
    457. Arbitrary price set at par value as no trading market is contemplated or value established.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

    PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 1999

Prospectus


                      [LOGO OF CLEAN ENERGY APPEARS HERE]

                            Combustion Systems Inc.


                        7,705,732 Shares of Common Stock

================================================================================

This prospectus relates to the offer and distribution of up to 7,705,732 shares of our common stock in a series of transactions by certain of our executive officers, directors and stockholders. These series of transactions include:

     . The distribution of 1,087,910 shares by one of our corporate-stockholders to certain of its claimants to satisfy potential obligations;

     . The distribution of up to 5,437,803 shares by one of our corporate-stockholders and its parent and subsidiary corporations to their respective stockholders as part of a dividend in specie; and

     . The distribution of 1,180,019 shares by certain of our stockholders as gifts to members of their family and to close friends.

There is no public market for the common stock to be offered and distributed under this prospectus, and we cannot give you any assurance that any public market for these shares will develop at any time in the future. Neither Clean Energy nor any of our distributing stockholders will receive any payment of cash or other property as part of the distributions under this prospectus. We will pay all expenses incurred in facilitating the distribution under this prospectus, estimated at $72,500, from our general funds.

                               ________________

An investment in the common stock which is being distributed under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page
                             5 of this prospectus.

                               ________________

     Neither the United States Securities and Exchange Commission nor any state or provincial securities administrator, including the British Columbia Securities Commission, has approved or disapproved of the common stock which is being distributed under this prospectus, or determined that this prospectus is complete or accurate. It's illegal for anyone to tell you otherwise.

                               ________________

The information in this prospectus is not complete and may be changed. We are not allowed to distribute the common stock offered by this prospectus until the registration statement containing this prospectus that we have filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to distribute our common stock--and doesn't solicit offers to receive distributions--in any state or province where this offer or distribution is not otherwise permitted.

================================================================================

                                _________, 1999

                               Table Of Contents

                                                                                                 Page
                                                                                                 ----
Prospectus Summary.............................................................................   1

Risk Factors...................................................................................   5

   Risks Relating to Clean Energy and its Business.............................................   5
   Risks Relating to this Distribution.........................................................  10

Forward-Looking Information....................................................................  14

Capitalization.................................................................................  15

Use of Proceeds................................................................................  15

Determination of Offering Price and Dilution...................................................  15

Dividend Policy................................................................................  16

Business.......................................................................................  16
   Overview....................................................................................  16
   Corporate Structure.........................................................................  19
   License Agreements..........................................................................  20
   Principles of Pulse Blade Combustion........................................................  22
   Advantages of PBC Technology Over Conventional Steady-state and
     Other Pulse Combustion Systems............................................................  22
   Heat Exchange Industry Background...........................................................  24
   Pulse Technology Background; Other Pulse Combustion Products................................  25
   Prototype Development.......................................................................  26
   Third Party Testing.........................................................................  26
   Marketing Strategy..........................................................................  27
   Initial Targeted Applications Of Technology; Pending Proposals..............................  28
   Future Targeted Applications Of Technology..................................................  30
   Markets                                                                                       31
   Manufacturing and Suppliers.................................................................  31
   Research and Development....................................................................  31
   Competition.................................................................................  31
   Patents And Proprietary Rights..............................................................  32
   Employees...................................................................................  32
   Facilities                                                                                    33
   Government Regulation.......................................................................  33
   Legal Proceedings...........................................................................  33

Management's Discussion And Analysis Of Financial Condition And Results Of Operations..........  33

   General                                                                                       33
   Overview....................................................................................  33
   Results Of Operations.......................................................................  34
   Liquidity And Capital Resources.............................................................  34
   Plan Of Operation And Prospective Capital Requirements......................................  34
   Other Matters...............................................................................  35

Management.....................................................................................  36

   Identity                                                                                      36
   Business Experience.........................................................................  36
   Board of Directors..........................................................................  37
   Employment Agreements and Executive Compensation............................................  38
   Indemnification of Directors, Executive Officers and Agents.................................  39
   Change of Control Arrangements..............................................................  40

Principal Stockholders.........................................................................  40

Certain Relationships And Related Transactions.................................................  42

   Transactions With Management and Others.....................................................  42
   Indebtedness of Management and Others to Clean Energy.......................................  43

Description Of Our Securities..................................................................  43

   General                                                                                       43
   Common Stock................................................................................  43
   Series "A" Preferred Stock..................................................................  44
   Series "B" Preferred Stock..................................................................  47
   Non-Designated Preferred Stock..............................................................  49
   Provisions In Our Certificate Of Incorporation and Bylaws Governing Rights of Stockholders..  49
   Founding Stockholders Agreement.............................................................  51
   OTC Bulletin Board Lock-Up Restrictions.....................................................  53
   1999 Clean Energy Stock Plan................................................................  53
   Delaware Business Combination Act...........................................................  55

Plan of Distribution...........................................................................  56

Distributing Stockholders......................................................................  58

Market For Our Securities......................................................................  58

   General                                                                                       58
   Intent to Establish a Limited Public Market for Common Stock on the
     NASD OTC Electronic Bulletin Board........................................................  59
   Compliance With Penny Stock Rules...........................................................  59
   Restrictions On Transfer of Securities in the United States Without Compliance
     With State "Blue Sky" Securities Laws.....................................................  60
   Restrictions On Transfer of Securities in Canada Without Compliance With
     Provincial Securities Laws................................................................  60
   OTC Bulletin Board Lock-Up Restrictions.....................................................  61
   Restrictions On Sale Imposed Under Rule 144.................................................  61

Transfer Agent and Registrar...................................................................  62

Legal Matters..................................................................................  62

Experts........................................................................................  62

Where You Can Find More Information............................................................  63

Index to Financial Statements..................................................................  64

                                   Glossary

BTU--British thermal unit, the amount of heat required to raise the temperature of 1 lb. of water 1 degree Fahrenheit. (An average North American home furnace is rated at about 120,000 BTU per hour).

CO--Carbon monoxide, an atmospheric pollutant.

CO2--Carbon dioxide, a harmless gas.

Hz--The basic unit of frequency given in cycles per second. 1 Hz equals 1 cycle per second.

Diesel technology--The diesel burner head design invented by John D. Chato and developed by the BO Tech Burner Systems Ltd., a British Columbia corporation.

NOx--Oxides of nitrogen, an atmospheric pollutant.

N2--Nitrogen, a harmless gas.

PBC--Pulse blade combustion.

PBC burner unit--A burner unit which operates on PBC technology.

Pulse combustion--As distinguished from steady-state (conventional) combustion, pulse combustion in which fuel and air are ignited in a chamber by an ignition source (spark etc.). The hot gases expand and travel out of the exhaust creating a negative pressure in the device. This negative pressure causes the next charge of fuel and air to be sucked into the chamber and ignition occurs again. This repetitive, on/off cycling causes a turbulent combustion environment and very clean and efficient combustion.

PBC technology--The pulse combustion designs invented by John D. Chato and developed by the BO Tech Burner Systems Ltd., a British Columbia corporation.

Pulse frequency--The frequency with which a pulse combustor completes its on/off cycle, measured in Hz (Hertz).

SO2--Sulfer dioxide, an atmospheric pollutant.

                              Prospectus Summary

This summary highlights important information about our business and the distribution of our common stock under this prospectus. Because it is a summary, it is not complete and may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the risk factors and the financial statements and the notes to those statements.

  All references to dollars in this prospectus refer to United States dollars unless specified otherwise.

                                  Our Company

Clean Energy Combustion Systems, Inc. is a development stage company incorporated in Delaware and organized on March 1, 1999. We have one wholly-owned research and development subsidiary, Clean Energy Technologies (Canada) Inc., which was incorporated in British Columbia and organized by our founders on February 16, 1999, and acquired by our company on March 1, 1999.

Our principal executive offices are located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4, and our telephone number is (604) 435-9339.

                                 Our Business

Our company was formed for the express purpose of acquiring exclusive world-wide (excluding Finland and Sweden) license rights to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit our patented and innovative pulse blade combustion (or "PBC") and diesel technologies. Each technology can be used to develop highly energy-efficient burner units that emit low levels of pollutants and are inexpensive to manufacture. These technologies were originally invented by one of our founders, Mr. John D. Chato, and are now in a position to be introduced to the market having completed their primary development stage.

Our objective is to enter into licensing, royalty, joint venture, or manufacturing agreements with established national and international heat transfer industry manufacturers which will allow us to introduce a variety of different burner units based upon our technology into various selected market segments.

The ability to burn fuel with maximum efficiency and minimum emissions has become a critical consideration worldwide, and particularly in the developed countries of the world, due to the energy and environmental concerns. We believe that conventional steady-state combustion techniques are approaching, or are at, their theoretical physical limits for both pollution and efficiency. We believe that our PBC technology, in particular, has the potential to bring dramatic improvements in both efficiency and pollution control to the heat transfer industry, particularly in view of the existing limitations of conventional combustion techniques. We believe that our burner technologies, and particularly our PBC technology, will be well positioned for rapid commercial acceptance in the heat exchange industry in view of their noted competitive advantages over combustion techniques and evolving worldwide environmental and energy cost concerns.

A burner unit is generally a boiler, furnace or other combustion chamber or engine or system which generates heat through the burning of natural gas, propane, gasoline, diesel fuel, oil, or coal for industrial, commercial and residential purposes, including power generation and co-generation, water heating, space heating and air conditioning. Burner units or systems are used in virtually every industry and every country of the world in numerous commercial, industrial, residential and specialty applications, including the following:

     . Commercial Applications--space and water heating for apartment buildings, office buildings, hotels, hospitals, warehouses and small plants, vehicles, RVs, boats, and co-generation.

     . Industrial Applications--medium to large plants, such as pulp and paper mills, manufacturing operations, product drying facilities, large hotels, hospitals, office complexes, co-generation, water purification and desalination.

     . Residential Applications--domestic water heating, hydronic space and water heating, and demand water heating.

     . Specialty Applications--"one-of-a-kind" applications which often require custom engineering or fabrication, such as retrofitting of power generation plants, new power plants, and large co-generation installations.

Our primary burner technology, which we refer to as our pulse blade combustion or "PBC" technology, operates on the principles of pulse combustion, as opposed to conventional steady-state burner technologies. This technology utilizes a valve-less (no moving parts) blade-shaped combustion chamber and tailpipe assembly to facilitate highly efficient and clean burning combustion, principally through the turbulent combustion environment attributable to the repetitive, on/off cycling inherent in the pulse combustion process. Burner units using our PBC technology are compact, have no moving parts, and are relatively inexpensive to manufacture due to the simplicity of our design. Energy output for any given burner configuration may be increased, while still maintaining low emissions and high efficiency, through either enlarging or extending the size of the combustion and exhaust chambers (while maintaining the necessary geometries between the combustion chamber and tailpipe assembly), or by simply adding additional units or modules on a linear (i.e., side by side) basis. Potential applications of our PBC technology include the following:

     . Residential, commercial and industrial air and water heating and air conditioning;

     .  Recreational and marine vehicle water and space heating;

     . Production of steam for small commercial and industrial processes and for electrical power generation;

     . Drying of food products (both human and animal), lumber, bio-waste and sludge;

     .  Re-burning of industrial flue gases to remove pollutants; and

     .  "Zero" excess oxygen applications.

Our diesel technology, which is our secondary burner technology, is a new design which allows certain steady-state burner applications, previously limited to natural gas or propane, to burn diesel fuel. This design results in ultra-clean diesel emissions that are lower than most natural gas burners. Mr. Chato has designed, built and tested a very successful proof of concept model in the development of our diesel technology.

Primary development of both our PBC technology and our diesel technology has been completed at a cost of approximately Cdn. $4 million over the past ten years through BO Tech Burner Systems Ltd., a British Columbia corporation which is one of our founders and is affiliated with Mr. Chato. Each technology is now in a position to be commercially exploited, and we are currently working on a number of prototypes under several proposal requests which could lead to contracts allowing us to introduce burner systems based upon these technologies, including the following:

     . an instantaneous, commercial water heater for State Industries, Inc., North America's largest water heater manufacturer;

     . several different natural gas-fueled PBC burner units for Goal Line Environmental Technologies LLC;

     . the adaptation of our new diesel technology to two different gas-fired burner units manufactured by Acotech Corporation;

     . the utilization of our PBC technology as a generating system or power source for an external combustion (heat) engine produced by STM Corporation; and

     .  industrial drying applications.

Proposed Distributions of Our Common Stock by Distributing Stockholders

This prospectus relates to the offer and distribution of up to 7,705,732 shares of our common stock by certain of our executive officers and directors and certain of our founding stockholders who are considered to be our "affiliates" under the United States federal securities laws. The distributing stockholders will effectuate the offer and distribution through the following series of transactions:

     . First, BO Tech Burner Systems Ltd., a British Columbia corporation which is one of our founding stockholders, will distribute 5,437,803 shares of our common stock as a dividend in specie to its stockholders and those of its parent and subsidiary, as follows:

        . BO Tech Burner Systems will first contribute 753,724 shares to its majority-owned subsidiary, BO Gas Limited, also a British Columbia corporation. BO Gas Limited, in turn, will distribute these shares to up to 134 of its stockholders of record as a dividend in specie; and

        . BO Tech Burner Systems will then distribute 4,684,079 shares to its 54 stockholders of record as a dividend in specie. BO Tech Burner Systems' controlling parent company, BO Development Enterprises Ltd., a British Columbia corporation, will receive 2,599,084 shares as part of this dividend distribution, and will, in turn, distribute these shares to its 28 stockholders of record as a dividend in specie.

     . Second, BO Tech Burner Systems will next distribute 1,087,910 shares, representing the balance of its holdings, to five claimants to satisfy potential claims these persons may have against BO Tech Burner Systems and its affiliated companies. Included in this total will be 892,019 shares that BO Tech Burner Systems will distribute to a licensee, Technoquest, Inc., a Nevada corporation, to satisfy potential claims relating to a terminated license agreement. Technoquest, in turn, will distribute these 892,019 shares to its 47 stockholders of record as a dividend in specie.

     . Finally, certain of our stockholders desire to gift a total of 1,180,019 of their shares of our common stock to their family members and close friends. Specifically, Messrs. John D. Chato, John P. Thuot, James V. DeFina and Barry Sheahan desire to gift 60,000, 82,513, 50,000 and 33,100 shares, respectively, and Mr. R. Dirk Stinson desires to gift 954,406 shares currently held by his wholly-owned corporation, Ravenscraig Properties Limited, which is one of our affiliated stockholders.

Neither Clean Energy nor any of our distributing stockholders will receive any payment of cash or other tangible property for the common stock distributed under this prospectus. We will pay all expenses incurred in facilitating the distribution under this prospectus, including registration fees, and printing, legal and accounting fees, estimated at $72,500, from our general funds.

The foregoing distributions by our distributing stockholders other than BO Gas Limited will be effectuated immediately after the registration statement containing this prospectus clears the Securities and Exchange Commission staff comment process and is declared effective. The distribution by BO Gas Limited to its stockholders will be delayed beyond that effective date pending the expiration of a cash rescission offer extended by BO Gas Limited to certain of its stockholders under the securities laws of the province of British Columbia.

There is no public market for our common stock, and we cannot give you any assurance that any active or liquid public market for our common stock will develop or be sustained at any time in the future.

                                 Risk Factors

You should consider our common stock to be an investment that involves a high degree of risk. In order to attain an appreciation for these risks, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors. Any of the risk factors described below or elsewhere in this prospectus could materially adversely affect our business, operating results and financial condition, and could result in a complete loss of any value in our common stock. Although we have attempted to provide a comprehensive list of risks, there may be other risks and uncertainties that may also materially adversely affect our business and financial condition that we have not yet identified or that we currently think are immaterial.

You should rely only on the information contained in this prospectus to evaluate our business and prospects and the value of our common stock. We have not authorized anyone to provide you with information different from that contained in this prospectus.

Risks Relating to Clean Energy and its Business

We Are A Newly Formed Company With A Limited Operating History

We were only recently organized, on March 1, 1999, and have a limited operating history. Our activities through the date of this prospectus have encompassed developing our business plan; obtaining license rights to our burner technologies; establishing administrative offices and laboratory facilities; engaging administrative and research and development personnel; and commencing work on various burner prototypes under certain proposals intended to lead to commercial contracts.

We are subject to all the risks and issues inherent in the establishment and expansion of a new business enterprise including, among others, problems of entering new markets, marketing new technologies, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. In general, startup businesses are subject to risks and or levels of risk that are often greater than those encountered by companies with established operations and relationships. Startups often require significant capital from sources other than operations. The management and employees of startup business shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. Any of the foregoing risks could have a material, adverse effect on our business, financial condition and our operating results.

In addition to risks inherent in start-up businesses, we will also be subject to the risks and issues typically associated with operating a business, including many which will be beyond our control and which we cannot predict at this time. These risks and issues may include, among others, changes in burner technologies, price and product competition, developments and changes in the burner market, demand for our products, changes in pricing policies by our company or our competitors (including the grant of price protection terms and discounts), changes in the mix of products we sell and the resulting change in total gross margin, changes in the mix of channels through which we offer our products to the market, product enhancements and new product announcements by our company and our competitors, market acceptance of new products by our company or our competitors, raw material costs, write-offs of obsolete inventory, the size and timing of distributor and end user orders and purchasing cycles, customer order deferrals in anticipation of enhancements to our or our competitors' products, manufacturing delays, disruptions in sources of supply, product life cycles, product quality problems, personnel changes, changes in our strategy, changes in the level of our operating expenses, the timing of research and development expenditures, the level of our international revenues, fluctuations in foreign currency exchange rates, general economic conditions, both in the United States and abroad, and economic conditions specific to the industries in which we compete.

Our limited operating history makes it difficult, if not impossible, to predict future operating results. To address these risks we must, among other things, continue to respond to competitive developments; attract, retain and motivate qualified personnel; implement and successfully execute our sales strategy; and continue our product development activities. We cannot give you any assurance that we will successfully address these risks.

We Are A Developmental Stage Company With No Revenues; We Expect To Incur Continuing Operating Losses For The Foreseeable Future

We are a developmental stage company since we have not commenced commercial sales of our burner technologies and have no revenues to date, and we do not anticipate that we will generate revenues for at least four to six months at the earliest (assuming that one or more of our pending projects lead to a commercial contract). We have, as a result of our lack of revenues, incurred operating losses since our inception in March 1999, and we anticipate that we will continue to incur substantial operating losses for the foreseeable future (despite any revenues we may receive in the short-term from any of our pending projects) due to the significant costs associated with the development and marketing of our burner technologies. Although we are working on prototypes under several pending proposals, we have not entered into any revenue-generating contracts to date, and our ability to do so will be dependent in primary part upon our ability to satisfactorily complete the prototypes, to raise sufficient capital to fund these efforts, and to otherwise successfully implement our various market strategies under our business plan. Even if we enter into revenue-generating contracts, we cannot give you any assurance that we will attain or sustain operating profitability as a result of these contracts.

We Must Obtain Additional Capital To Continue As A Going Concern

We anticipate that our current working capital will enable us to cover our operating costs only through October, 1999, at our current levels of operation. We also anticipate that we will need to raise at least $2 million in additional working capital to fully implement our longer-term business plan and marketing strategies. We have no current arrangements for obtaining this additional capital, and will seek to raise it in one or more increments through contract advances, public or private sales of debt or equity securities, debt financing or short-term loans, or a combination of the foregoing. Given our limited operating history and lack of revenues and profits, we cannot give you any assurance that we will be able to secure the additional capital we require at all, or on terms which will not be objectionable to our company or our stockholders, including substantial dilution or the sale or licensing of our technologies. Our inability to obtain adequate additional capital on acceptable terms or at all would have a material adverse effect on our company and our business, and could force us to materially scale back or even suspend our operations, or even seek a merger with, or sell our business to, a third party. In view of these considerations, note one to our financial statements states that if we do not raise sufficient capital there is a substantial doubt as to our ability to continue as a going concern. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations").

The Market May Not Accept Products Based Upon Our Burner Technologies

Products using our burner technologies must compete with established conventional steady-state burner technologies which have already achieved market acceptance. The design for our burner technologies is new and unique, and no products based upon our technologies and configurations have been commercially produced or sold to date. Additionally, although there is a market for PBC burner products using differently configured pulse burner technology designs, these products are not widely accepted by the market, and therefore not particularly useful as a precedent for the introduction of our PBC burner technology. As is typical in the case of any new technology, demand and market acceptance for products based upon new technologies are subject to a high level of uncertainty and risk, including the risk that the marketplace may not accept, or be receptive to, the potential benefits of these new products. The extent and pace of market acceptance of new burner products based upon our burner technologies will ultimately be a function of many variables, including the following:

     .  the efficacy, performance and attributes of these new products;

     . the ability to obtain necessary regulatory approvals to commercially market these new products;

     . the effectiveness of marketing and sales efforts, including educating potential customers as to the distinctive characteristics and benefits of these new products; and

     . the ability to meet manufacturing and delivery schedules; and product pricing.

The extent and pace of market acceptance of products based upon our burner technologies will also depend upon general economic conditions affecting customers' purchasing patterns. Because the market for our burner technologies is new and evolving, it is difficult, if not impossible, to predict the future growth rate, and the size of the potential market. We cannot give you any assurance that a market for our burner technologies will develop or, if developed, will be sustainable. The failure of our burner products to achieve or sustain market acceptance would have a material adverse affect on our business, results of operations and financial condition.

We Have Limited Sales, Marketing And Distribution Capabilities And May Be Forced To Rely Extensively On Strategic Partners Or Third Parties To Market And Distribute Our Products

We currently have no internal sales, marketing and distribution capabilities, and may be forced to rely extensively on strategic partners or third party marketing and distribution companies. Accordingly, our ability to effectively market and distribute our burner products may be dependent in large part on the strength and financial condition of others, the expertise and relationships of our strategic partners or distributors and marketers with customers, and the interest of these parties in selling and marketing our products. Our prospective strategic partners and marketing and distribution parties may also market and distribute the products of other companies. Our failure to generate substantial sales through any strategic partners or distribution arrangements we procure or to otherwise develop our own internal sales, marketing and distribution capabilities will have a material adverse effect on our business, financial condition and results of operations. If our relationships with any strategic partners or third party marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our products. Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses (if available at all) and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.

We Have No Internal Manufacturing Capability And May Be Forced To Depend Heavily Upon Strategic Partners Or Third Party Suppliers

We currently have no internal manufacturing capability, and may be forced to rely extensively on strategic partners or third party contract manufacturers or suppliers. Should we be forced to manufacturer our burner products, we cannot give you any assurance that we will be able to develop or internal manufacturing capability or procure third party suppliers. Moreover, we cannot give you any contract manufacturers or suppliers we procure will be able to supply our product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications. A delay or interruption in the supply of components or finished products would significantly impair our ability to compete and would have a material adverse effect on our business, financial condition and results of operations.

We Have Limited Research And Development Resources And Our Success Depends In Part On Our Research And Development Efforts

Due to the early developmental stage of our business, we have expended only limited amounts on research and development of our burner products to date, including development of project prototypes, and currently have very limited resources to devote to future research and development. Unless we are able to obtain and devote resources to our research and development efforts, including project prototypes, we may only be able to develop limited product offerings in the future and our ability to procure contracts or otherwise achieve market acceptance for our burner products will be limited. As a result, we may fail to achieve significant growth in revenues or profitability in the future.

We Operate In A Highly Competitive Industry

Products based upon our burner technologies will face intense domestic and foreign competition in all markets in which they are introduced from conventional products and technologies already being sold in these markets. Additionally, many of our prospective competitors have significantly greater financial, technical and marketing resources and trade name recognition than ours, which may enable them to successfully develop and market products based on technologies or approaches similar to ours, or develop products based on other technologies or approaches which are, or may be, competitive with our burner technologies. Our competitor's development of new or improved products, processes or technologies may make our burner technologies less competitive or obsolete. We will be required to devote significant financial and other resources to continue to develop our burner technologies in view of potential competition. We cannot give you any assurance that we will be able to initially penetrate or compete successfully within the heat exchange industry. (See "Business--Competition").

We Could Lose Our Technology Licenses If We Fail To List Our Common Stock On A National Exchange

We granted certain termination rights to 818879 Alberta, Ltd. and Mr. John D. Chato, the licensors of our PBC and diesel technologies, as an inducement for their licensing these technologies to our company. Specifically:

     . 818879 Alberta retains the right to terminate the PBC Technology License if our common stock does not actively trade on a "National Exchange" (defined as The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market) on or after March 4, 2002. (Although we reserve the right to over-ride 818879 Alberta's exercise of its termination right by purchasing the PBC technology outright for a formula-based cash payment).

     . Mr. Chato retains the right to terminate the Diesel Technology License if the 818879 Alberta terminates the PBC Technology License for the reasons stated above.

In addition, if we acquire title to our PBC technology from 818879 Alberta by reason of our success in developing an active trading market on a National Market, 818879 Alberta will retain the right to repurchase the PBC technology from us should we declare bankruptcy or become insolvent.

The loss of either of our technology licenses would have a material adverse effect on our business, results of operations and financial condition. (See "Business--License Agreements").

Our Success Is Dependent Upon Key Managerial Personnel

Our success depends to a significant extent on the continued efforts of our research and development and senior management team, which currently is composed of a small number of individuals, including Mr. John D. Chato, our head of research and development and the inventor of our licensed technologies, Mr. John
P. Thuot, our President, Mr. Barry A. Sheahan, our Chief Financial Officer, and Mr. James V. DeFina, our Projects Director. Although Messrs. Chato, Thuot, Sheahan and DeFina have signed employment agreements, we cannot give you any assurance that one or more of these employees will not leave our company. We also do not carry key person life insurance on any of our key management personnel. The loss of the services of any of our key personnel could have a material adverse effect on our business, results of operations and financial condition.

Our ability to implement our growth strategies will also be dependent upon our continuing ability to attract and retain highly qualified engineering, managerial, sales and marketing and administrative personnel. Competition for the type of personnel we require is intense and we cannot give you any assurance that we will be able to retain our key managerial and technical employees, or that we will be able to attract and retain additional highly qualified managerial and technical personnel in the future. Our inability to attract and retain the necessary personnel could impede our growth. (See "Risk Factors-- Risks Relating To Clean Energy And Its Business--Our Success Is Dependent Upon Our Ability To Manage our Growth").

Our Success Is Dependent Upon Our Ability To Manage Our Growth

Our success will depend upon the rapid expansion of our business. Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to change, expand and improve our operating, managerial and financial systems and controls; improve the coordination between our various corporate functions; and to hire additional engineering, sales and marketing, customer service and managerial personnel. We cannot give you any assurance that our efforts to hiring or retain these personnel will be successful, or that we will be able to manage the expansion of our business effectively. Our inability to effectively manage our growth, or the failure of our new personnel to achieve anticipated performance levels, would have a material adverse effect on our business, results of operations and financial condition.

Our Ability To Compete Is Dependent Upon Our Patents and Proprietary Rights

Our ability to compete effectively will be materially dependent upon the proprietary nature of our designs, processes, technologies and materials. Although we protect our proprietary property, technologies and processes through a combination of patent law, trade secrets and non-disclosure agreements, we cannot give you any assurance that these measures will prove to be effective. For example, in the case of patents, we cannot give you any assurance that our or our licensor's existing patents will not be invalidated, that any patents that we or our licensors' currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Moreover, it is possible that competing companies may circumvent any patents that we or our licensors may hold by developing products which closely emulate but do not infringe our or our these patents, and thereby market products that compete with our products without obtaining a license from us. In addition to patented or potentially patentable designs, technologies, processes and materials, we also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how as we possess.

We believe that the international market for our products and technologies is as important as the domestic market, and we will therefore seek patent protection for our products and technologies or those of our licensors in selected foreign countries. Because of the differences in foreign patent and other laws concerning proprietary rights, our products and technologies may not receive the same degree of protection in certain foreign countries as they would in the United States.

We cannot give you any assurance that we will be able to successfully defend our patents and proprietary rights. The invalidation or circumvention of key patents or proprietary rights which we own or license could have a material adverse effect on our business prospects. We cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial. (See "Business--Patents and Propriety Rights").

We Will Be Subject To The Risks Associated with International Transactions

We intend to sell our products and technologies internationally as well as to the United States and within Canada which will subject us to several potential risks, including risks associated with fluctuating exchange rates, the regulation of fund transfers by the governments of the United States and Canada as well as foreign governments export and import duties and tariffs by the governments of the United States and Canada as well as foreign governments, and political instability. We cannot give you any assurance that any of these risks will not have a material adverse effect upon our business. We do not engage in activities to mitigate the effects of foreign currency fluctuations, and we intend to be paid in U.S. dollars with respect to any international transactions we may enter into. If earnings from international operations increase, our exposure to fluctuations in foreign currencies may increase, and we may utilize forward exchange rate contracts or engage in other efforts to mitigate foreign currency risks. We can give no you assurance as to the effectiveness of these efforts in limiting any adverse effects of foreign currency fluctuations on our international operations and our overall results of operations.

Risks Relating to this Distribution

There Is No Public Trading Market For Our Common Stock

There is no public market for our securities, including the common stock to be distributed under this prospectus, and we cannot give you any assurance that any active or liquid public market for our common stock will develop or be sustained at any time in the future. Our common stock does not now, and may never qualify for, quotation or listing on any over-the-counter market or on any exchange. (See "Market For Our Securities").

Our Common Stock Is Illiquid Due To The Absence Of A Public Market For These Securities

In the absence of a public market for our common stock on an over-the-counter market or an exchange, you will not be able to sell any shares you receive under this prospectus through normal brokerage channels, and your ability to sell these shares will be limited to privately negotiated transactions. You will likely face difficulties in finding a purchaser for your shares, particularly in view of our limited operating history, our absence of revenues, profits and dividends, our need for additional capital, your position as a minority stockholder, and the other risk factors discussed in this prospectus relating to an investment in our common stock. Lenders will also not readily accept your shares as collateral for these same reasons. Also, our company and our officers, directors, stockholders and agents are under no obligation to purchase these shares from you. As a result of these factors, you may not be able to sell or liquidate these shares should you need to do so due to a financial emergency or other exigent circumstances, including your death. Moreover, if you do find a purchaser for your shares, the price you receive may be less than the price you believe to be warranted. Consequently, you should consider the common stock to be distributed under this prospectus only as a long-term investment

Our Common Stock Has A Deficit Net Tangible Book Value And Has No Established Value

There is no public market for the trading of our common stock or other indicia of value upon which the value of the shares to be distributed under this prospectus may be establish or supported. We have not obtained any independent valuation of the shares to be distributed under this prospectus from any investment banker, appraiser or other expert in the valuation of securities and businesses, and we have no plans and are under no obligation to do so. After taking into consideration the liquidation preference payable to our series "A" and series "B" preferred stockholders, our net tangible book value per share of common stock would be a deficit of $0.028 per share based upon our capitalization as of May 31, 1999. You should not ascribe any value to our common stock in view of the lack of a public market for these securities and their noted deficit net tangible book value, as well as our limited operating history, our absence of revenues, profits and dividends, our need for additional capital, your position as a minority stockholder, and the other risk factors discussed in this prospectus relating to an investment in our common stock. Moreover, you will suffer significant dilution relative to any value you may ascribe to the shares you receive under this prospectus.

We Cannot Assure You That Our Common Stock Will Ever Be Quoted On The OTC Bulletin Board

Although we have promised certain of our stockholders that we would use our best efforts to procure a market makers to file a Form 15c2-11 application with the NASD in order to quote our common stock on the OTC Bulletin Board, we have not made any inquiries of, or commenced any other efforts to procure, any sponsoring market maker to date, and we cannot give you any assurance that we will be able to procure a sponsoring market maker or that an active or liquid public market for our common stock will develop or be sustained if the NASD eventually accepts our common stock for quotation.

Even If A Public Market For Our Common Stock Is Developed, Your Ability To Sell Shares On That Public Market Will Be Circumscribed By A Number Of Regulatory And Contractual Restrictions

Even if a public market for our common stock is eventually developed through its quotation on the OTC Bulletin Board or later quotation or listing on a National Market, your ability to sell our common stock on that public market will be circumscribed by the following regulatory and contractual considerations:

     . The disclosure and investor suitability rules promulgated under the Penny Stock Reform Act of 1990 and limitations mandated by Rule 15c-2-6 promulgated by the Securities and Exchange Commission.

     . The necessity of complying with any state "Blue Sky" or Canadian provincial securities laws which may be applicable.

     . Certain contractual volume restrictions on sale imposed on certain holders of blocks of more than 3,000 shares of our common stock, including the common stock to be distributed under this prospectus, upon whom we have imposed lock-up restrictions as a condition to our cooperation in establishing a public market for our common stock on the OTC Electronic Bulletin Board.

     .  The amount of shares which may be freely traded under Rule 144.

Should a public market for our common stock develop, no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Moreover, sales of substantial amounts of our common stock on the public market, or the perception that substantial sales could occur, could adversely affect the prevailing market prices for our common stock and also, to the extent the prevailing market price for our common stock is reduced, adversely impact our ability to raise additional capital in the equity markets. (See "Market For Our Securities").

Even If A Public Market For Our Common Stock Is Developed, Our Stock Price May Be Volatile Due To Factors Beyond Our Control

The securities markets have from time to time experienced significant price and volume fluctuations that can be unrelated to the operating performance or financial condition of any particular company. This is especially true with respect to emerging companies such as ours. Announcements of technology innovations or new products by other companies, release of reports by securities analysts, regulatory developments, economic or other external factors, as well as quarterly fluctuation in our or in our competitors' operating results, could have a significant impact on our stock price were a public market develop for our common stock.

You Should Not Expect To Receive Dividends In The Foreseeable Future

We have never paid any cash dividends on shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board may deem relevant at that time.

You Should Not Expect To Receive A Liquidation Distribution

If we were to liquidate or dissolve our company, you would share ratably with our other common stockholders in our assets only after we satisfy the following obligations:

     .  any amounts we would owe to our creditors;

     . any amounts we would owe to our series "B" preferred stockholders as a liquidation preference ($500,000); and

     . any amounts we would owe to our series "A" preferred stockholders as a liquidation preference ($1,000).

If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution. Accordingly, we cannot give you any assurance that sufficient assets will remain available after the payment of our creditors and preferred stockholders to enable you to receive any liquidation distribution with respect to the shares distributed to you under this prospectus. (See "Description Of Our Securities").

Our Current Stockholders Will Continue To Control Our Company

Our present common stockholders will, as a group, retain the power to elect a majority of our Board of Directors. Our Board, in turn, has the power to appoint our officers and to determine, in accordance with their fiduciary duties and the business judgment rule, our direction, objectives and policies, including:

     .  our business expansion or acquisition policies;

     . whether we should raise additional capital through financing or equity sources, and in what amounts;

     . whether we should retain cash reserves for future product development, or distribute them as a dividend, and in what amounts;

     . whether we should sell all or a substantial portion of our assets, or should merge or consolidate with another corporation; and

     . transactions which may cause or prevent a change in control or the winding-up and dissolution of our company.

An investment in our common stock will entail you entrusting these and similar decisions to our present management subject, of course, to their fiduciary duties and the business judgment rule. (See "Management" and "Principal Stockholders").

We Can Issue Additional Capital Stock At Any Time

We may issue the following securities without further stockholder approval:

     . Up to 5,356,250 additional shares of our common stock (after taking into consideration the 9,643,250 shares currently issued and outstanding, including the shares to be distributed under this prospectus). You should note that 5,356,250 shares available for issuance includes 665,000 shares reserved for issuance to our employees, directors and consultants pursuant to future grants under our 1999 Clean Energy Combustion Systems Inc. Stock Plan (after taking into consideration previous grants of options to certain of our key employees to purchase up to 335,000 shares of our common stock).

     . Up to 749,000 additional shares of our preferred stock (after taking into consideration the 1,000 shares of series "A" preferred stock and 250,000 shares of series "B" preferred stock we have already issued). You should note that 549,000 shares of our unissued preferred stock constitutes serial or "blank check" preferred stock that will contain rights, preferences and privileges to be prospectively fixed by our Board of Directors at the time of issuance--without stockholder consent or approval--based upon any factors our Board may deem relevant at that time.

Your proportionate ownership and voting rights as a common stockholder could be adversely effected by the issuance of additional shares of our "blank check" preferred stock (depending on their rights, preferences and privileges) or common stock, including a substantial dilution in your net tangible book value per share. Any "blank check" preferred stock we issue may also be utilized under certain circumstances as a method for raising additional capital or discouraging, delaying or preventing a change in control of our company. We cannot give you any assurance that we will not issue shares of either our common stock or "blank check" preferred stock under circumstances we may deem appropriate at the time. (See "Description Of Our Securities").

Our Charter Documents Contain Anti-Takeover Provisions

Certain provisions of our charter documents and Delaware corporate law may discourage certain types of transactions involving an actual or potential change in control of our company, and may limit the ability of our stockholders to approve transactions that they may deem to be in their best interests. For example, our Certificate of Incorporation and Bylaws:

     . reserve the right to fill any vacancies in any Non-Series A Director positions exclusively to our Board of Directors;

     .  stipulate that Non-Series A Directors can only be removed for cause;

     . require any action to be taken by our common and series "B" preferred stockholders to be effected at a duly called annual or special meeting of these stockholders, and prohibit these stockholders from effecting any action by written consent unless approved by a two-thirds affirmative vote of these stockholders;

     . reserve the right to call special meetings of our common and series "B" preferred stockholders exclusively to our Board of Directors and certain designated officers; and

     . require any amendments to the aforesaid provisions to be approved by a two-thirds affirmative vote of stockholders.

Our Board of Directors also has the authority to fix the rights and preferences of and issue shares of our "blank check" preferred stock without the approval of our common stockholder and, in certain cases, our series "B" preferred stockholders. We are also subject to Section 203 of the Delaware General Corporation Law which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that stockholder became an interested stockholder. (See "Description Of Our Securities").

                          Forward-Looking Information

This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbors created by those sections. These forward-looking statements generally reflect our current expectations or beliefs, based on currently available information, regarding our future results of operations, performance and achievements, or industry results. You are urged to carefully review and consider the various disclosures made by our company in this prospectus that attempt to advise you of the risks and factors that may affect our business and an investment in our securities.

In this prospectus, forward-looking statements are generally identified by the words "anticipate," "expect," "predict," "project," "estimate," "plan," "intend," "believe," "may," "will" and other similar expressions and variations, although these words are not the exclusive means of identifying those statements. Generally speaking, any statements in this prospectus which refer to characterizations of future events or circumstances constitute forward-looking statements.

Any forward-looking statements contained in this prospectus are inherently subject to known and unknown uncertainties, risks and other factors, which may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, those forward-looking statements. These uncertainties, risks and other factors may include, but are not necessarily limited to, those uncertainties and factors identified in this Risk Factors section of the prospectus. You are cautioned not to put undue reliance on any forward-looking statement.

                                Capitalization

The following table shows our capitalization as of May 31, 1999. The distributions of our common stock contemplated by this prospectus will not result in any changes to our capitalization other than that attributable to our payment of the expenses associated with this transaction.

                                                                                                                   May 31, 1999
                                                                                                              --------------------
Debt:

Current..................................................................................................      $           102,686

Advances from affiliates.................................................................................                  108,888
                                                                                                               -------------------
   Total debt............................................................................................      $           211,574
                                                                                                               ===================
Stockholders' equity:

 Series "A" preferred stock, par value $0.0001(1):
   Shares authorized, issued and outstanding -- 1,000....................................................      $                 1

 Series "B" preferred stock, par value $0.0001(1):
   Shares authorized -- 475,000; Shares issued and outstanding --250,000.................................                      250

 Common stock, par value $0.0001(1):
   Shares authorized -- 15,000,000; Shares issued and outstanding -- 9,643,750...........................                      964

 Additional paid in capital..............................................................................                  500,285

 Accumulated deficit.....................................................................................                 (268,262)
                                                                                                               -------------------
   Total stockholders' equity............................................................................      $           233,238
                                                                                                               ===================
Total Capitalization.....................................................................................      $           444,812
                                                                                                               ===================

--------------------------------

(1) Does not give effect to the possible exercise of presently outstanding options and warrants, or any options or warrants we may issue under our existing stock option plans or other compensatory arrangements; or the possible conversion of our outstanding shares of series "A" or series "B" preferred stock. (See "Description Of Our Securities").

                                Use of Proceeds

Neither Clean Energy nor any of our distributing stockholders will receive any payment of cash or other tangible property as part of any of the distributions contemplated by this prospectus.

                 Determination of Offering Price and Dilution

There is no public market for the trading of our common stock or other indicia of value upon which the value of the shares to be distributed under this prospectus may be established or supported. We have not obtained any independent valuation of the shares to be distributed under this prospectus from any investment banker, appraiser or other expert in the valuation of securities and businesses, and we have no plans and are under no obligation to do so. After taking into consideration the liquidation preference payable to our series "A" and series "B" preferred stockholders, our net tangible book value per share of common stock would be a deficit of $0.028 per share based upon our capitalization as of May 31, 1999. You should not ascribe any value to our common stock in view of the lack of a public market for these securities and their noted deficit net tangible book value, as well as our limited operating history, our absence of revenues, profits and dividends, our need for additional capital, your position as a minority stockholder, and the other risk factors discussed in this prospectus relating to an investment in our common stock. Moreover, you will suffer significant dilution relative to any value you may ascribe to the shares you receive under this prospectus.

                                Dividend Policy

We have never paid any cash dividends on shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board may deem relevant at that time.

                                   Business

Overview

We are a development stage company with principal executive offices located in Vancouver, British Columbia, Canada. Our company was formed for the express purpose of acquiring exclusive world-wide license rights to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit our patented and innovative pulse blade combustion (or "PBC") and diesel technologies. Each technology can be used to develop highly energy-efficient burner units that emit low levels of pollutants and are inexpensive to manufacture. These technologies were originally invented by one of our founders, Mr. John D. Chato, and are now in a position to be introduced to the market having completed their primary development stage.

Our objective is to enter into licensing, royalty, joint venture, or manufacturing agreements with established national and international heat transfer industry manufacturers which will result in the introduction of a variety of different burner units based upon our technology into various selected market segments.

The ability to burn fuel with maximum efficiency and minimum emissions has become a critical consideration worldwide, and particularly in the developed countries of the world, due to energy and environmental concerns. We believe that conventional steady-state combustion techniques are approaching, or are at, their theoretical physical limits for both pollution and efficiency. We believe that our PBC technology, in particular, has the potential to bring dramatic improvements in both efficiency and pollution control to the heat transfer industry, particularly in view of the existing limitations of conventional steady-state combustion techniques. We believe that our burner technologies, and particularly our PBC technology, will be well positioned for rapid commercial acceptance in the heat exchange industry in view of their noted competitive advantages over conventional steady-state combustion techniques and evolving worldwide environmental and energy cost concerns.

A burner unit is generally a boiler, furnace or other combustion chamber or engine or system which generates heat through the burning of natural gas, propane, gasoline, diesel fuel, oil, or coal for industrial, commercial and residential purposes, including power generation and co-generation, water heating, space heating and air conditioning. Burner units or systems are used in virtually every industry and every country of the world in numerous commercial, industrial, residential and specialty applications, including the following:

     . Commercial Applications--space and water heating for apartment buildings, office buildings, hotels, hospitals, warehouses and small plants, vehicles, RVs, boats, and co-generation.

     . Industrial Applications--medium to large plants, such as pulp and paper mills, manufacturing operations, product drying facilities, large hotels, hospitals, office complexes, co-generation, water purification and desalination.

     . Residential Applications--domestic water heating, hydronic space and water heating, and demand water heating.

     . Specialty Applications--"one-of-a-kind" applications which often require custom engineering or fabrication, such as retrofitting of power generation plants, new power plants, and large co-generation installations.

Our primary burner technology, which we refer to as our pulse blade combustion or "PBC" technology, operates on the principles of pulse combustion, as opposed to conventional steady-state burner technologies. This technology utilizes a valve-less (no moving parts) blade-shaped combustion chamber and tailpipe assembly to facilitate highly efficient and clean burning combustion, principally through the turbulent combustion environment attributable to the repetitive, on/off cycling inherent in the pulse combustion process. Burner units using our PBC technology are compact, have no moving parts, and are relatively inexpensive to manufacture due to the simplicity of our design. Energy output for any given burner configuration may be increased, while still maintaining low emissions and high efficiency, through either enlarging or extending the size of the combustion and exhaust chambers (while maintaining the necessary geometries between the combustion chamber and tailpipe assembly), or by simply adding additional units or modules on a linear (i.e., side by side) basis. Potential applications of our PBC technology include the following:

     . Residential, commercial and industrial air and water heating and air conditioning;

     .    Recreational and marine vehicle water and space heating;

     . Production of steam for small commercial and industrial processes and for electrical power generation;

     . Drying of food products (both human and animal), lumber, bio-waste and sludge;

     .    Re-burning of industrial flue gases to remove pollutants; and

     .    "Zero" excess oxygen applications.

The stability of the pulse environment allows stable combustion at near conditions of extremely low excess oxygen for use in industrial operations that require an inert process gas, such as horizontal down-hole drilling and catalytic oxidation systems.

Our diesel technology, which is our secondary burner technology, is a new design which allows certain steady-state burner applications, previously limited to natural gas or propane, to burn diesel fuel. This design results in ultra-clean diesel emissions that are lower than most natural gas burners. Mr. Chato has designed, built and tested a very successful proof of concept model in the development of our diesel technology.

Primary development for both our PBC technology and our diesel technology has been completed over the past ten years at a cost of approximately Cdn. $4 million through BO Tech Burner Systems Ltd., a British Columbia corporation affiliated with Mr. Chato, and are now in a position to be commercially exploited. We are currently working on a number of prototypes under several proposal requests which could lead to contracts resulting in the initial introduction of burner systems based upon these technologies, including the following:

     . An instantaneous, commercial water heater for State Industries, Inc., North America's largest water heater manufacturer: We have worked closely over the past five years with State Industries to develop a 400,000 to 500,000 BTU/hr instantaneous water heater. State Industries currently sells 30,000 to 40,000 of these units annually for small business applications, such as fast-food restaurants, at a price of approximately $4,600 per unit. State Industries' research and development facility in Tennessee has invested approximately $500,000 to date in building and testing a full-size engineered prototype unit, which is intended to be used to create a production model. Final work on this model is being done at our laboratory facilities in Burnaby, British Columbia, which we expect to finish by late fall, 1999.

     . Several different natural gas-fueled PBC burner units for Goal Line Environmental Technologies, LLC: These units, which range from 30,000 BTU/hr to 69 million BTU/hr, will be used by Goal Line as a component of its industrial catalytic absorption pollution control systems. A competitive drawback for Goal Line's catalytic absorption pollution control system in power utility applications has been Goal Line's inability to introduce a sufficiently oxygen-free reducing gas into the catalytic chamber for the catalyst regeneration process. This is currently done by redirecting steam from the power generation process, thereby reducing the energy efficiency of the overall system. We demonstrated to Goal Line in tests we conducted in January, 1999, that our PBC burner units can deliver a stable, oxygen free reducing gas to the catalytic chamber as a result of the combustion stability inherent in our PBC technology, thereby creating the potential to replace steam as the catalyst regeneration gas and recapture the lost energy efficiency. Goal Line, which is a joint venture comprised of Sunlaw Energy Corporation and Advanced Catalyst Systems, Inc., is one of the most innovative environmental companies in the world, having received the "Lowest Achievable Emission Rate" (LAER) designation from the U.S. Environmental Protection Agency, and the "Best Available Control Technology" (BACT) standard for new gas turbines from the South Coast Air Quality Management District of Los Angeles.

     . The adaptation of our new diesel technology to two different gas-fired burner units manufactured by Acotech Corporation: If we successfully convert these units from natural gas to diesel fuel, we would then negotiate an arrangement with Acotech allowing it to use our diesel technology in their burner units. Acotech has indicated that it currently has orders for these types of diesel units, and would likely go into immediate production. Acotech Corporation is a 50/50 joint venture of The Bekaert Group, the largest independent steel wire manufacturer in Europe, and the Royal Dutch Shell Group.

     . The utilization of our PBC technology as a generating system or power source for an external combustion (heat) engine produced by STM
          Corporation: We have signed confidentiality agreements and are pursuing a relationship with STM Corporation (formerly Stirling Thermal Motors), a U.S. company that produces an engine which converts heat from an external source into shaft power for use as an external combustion engine (heat engine) for industrial and automotive applications. The output of the industrial version of STM's current model is 30 kW (40 hp) and the automotive version is expected to provide 90 kW of power output. According to STM informational materials, "the high torque rise makes this engine suitable for direct propulsion as well as for hybrid electric vehicle (HEV) power plants."

     . When operating with a catalyst, in addition to the near zero emissions advantage of our PBC technology, the extremely low oxygen content in the exhaust flue results in a higher operating temperature, and, therefore, the potential for an increase in overall efficiency. Equipped with this burner system, the STM engine would have the potential for operating as an efficient electrical generating system or as a power source for small cars. For example, batteries for electric cars could be reduced in size or eliminated and fuel cells with their special fuel requirements could be replaced by a near zero pollution, heat engine driven system. We believe that this could be achieved in a cost effective manner. If we are successful in coming to an agreement with STM

          Corporation, we will proceed with the development of our PBC technology as a heat source for the STM engine application.

     . Industrial drying applications: These applications are of particular suitability to the design of our PBC technology. The acoustic wave associated with pulse combustion applied to drying applications provides up to a 22% mechanical advantage over conventional drying technologies because of the acoustic signal's physical manipulation of the drying environment. This 22% advantage, when added to the 95% burn efficiency of our PBC technology, offers high overall system efficiency. We believe that this could translate into substantial fuel savings in large industrial drying applications.

We cannot give you any assurance that we will enter into any licensing, royalty, joint-venture or other agreements with State Industries, Goal Line Environmental, Acotech Corporation or STM Corporation. For further information relating to the above proposals, see "Business--Initial Targeted Applications Of Technology; Pending Proposals."

Corporate Structure

Our company was formed and organized on March 1, 1999 under the name Clean Energy Technologies, Inc. by two groups of founders, whom we refer to as the "BO Group" and the "Alberta Group." We changed our corporate name to Clean Energy Combustion Systems, Inc. on May 20, 1999.

The BO Group is comprised of BO Tech Burner Systems, a British Columbia corporation (which, together with its affiliated companies, has expended over Cdn. $4 million in primary development for our PBC technology over the past ten years) and Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan, James V. DeFina and Robert Alexander. Mr. Chato is the inventor of both our PBC and diesel technologies, as well as the owner and licensor of our diesel technology. Mr. Chato is also a director and controlling stockholder of BO Tech Burner Systems. Messrs. Thuot, Sheahan and Alexander are also officers, directors and direct or indirect stockholders of BO Tech Burner Systems, and Mr. DeFina is a key employee and a stockholder of BO Tech Burner Systems. Messrs. Chato, Thuot, Sheahan and DeFina became our directors, officers and key employees as part of our founding, while Mr. Alexander serves as one of our advisors. In connection with our formation, we issued 6,525,713 shares of our common stock to BO Tech Burner Systems, and a total of 1,074,287 shares of our common stock to Messrs. Chato, Thuot, Sheahan, DeFina and Alexander.

The Alberta Group is comprised of 818879 Alberta, Ltd., an Alberta corporation which currently owns and licenses our PBC technology to us, and Ravenscraig Properties Limited, an affiliate of 818879 Alberta. Neither of these companies are related to any of the members of the BO Group. 818879 Alberta obtained its rights to our PBC technology through its arms-length acquisition of a debenture secured by our PBC technology in January 1999 from TOBA Developments Ltd. for the sum of Cdn. $525,000 (approximately Cdn. $615,000 was owed on this debenture at the time of its purchase). As TOBA's successor to the debenture, 818879 Alberta acquired outright title to our PBC technology through the consummation of foreclosure proceedings initiated by TOBA, which have been submitted for court approval. Both 818879 Alberta and Ravenscraig Properties are owned and controlled by Mr. R. Dirk Stinson. In connection with our formation, we issued 2,043,750 shares of our common stock to Ravenscraig Properties, and 1,000 shares of our series "A" preferred stock to 818879 Alberta.

On February 16, 1999, our founders caused our wholly-owned research and development Canadian subsidiary, Clean Energy Technologies (Canada) Inc., a British Columbia corporation which we refer to as "Clean Energy Canada," to be incorporated and organized, and we acquired all of the common stock of Clean Energy Canada on March 1, 1999.

License Agreements

PBC Technology License

On March 5, 1999, we entered into a PBC Technology License with 818879 Alberta pursuant to which it granted us an exclusive fully-paid worldwide (excluding Finland and Sweden) license to design, engineer, manufacture, market, distribute, lease and sell burner products using the PBC technology, and to sublicense and otherwise commercially exploit the PBC technology. The term of the PBC Technology License expires upon the earlier of March 5, 2019 or the lapse of the newest underlying patents for the PBC technology, including any patented improvements. (The oldest PBC technology patent expires in July 2006, and the newest current PBC technology patent expires in July 2012). (See "Business--Patents and Proprietary Rights").

We are generally prohibited under the PBC Technology License from sublicensing our rights to the PBC technology, or otherwise assigning our rights as licensee under the PBC Technology License, to any third party without 818879 Alberta's prior consent. 818879 Alberta, in turn, is also generally prohibited from selling its rights to the PBC technology, or otherwise assigning its rights as licensor under the PBC Technology License, to any third party without our prior consent.

We are obligated under the PBC Technology License to pay or to reimburse 818879 Alberta for all costs its incurs to file and prosecute new or additional patents for the PBC technology in any country. We are also obligated to pay or to reimburse 818879 Alberta for prosecuting and defending patent infringement claims relating to the PBC technology, and to pay any damages arising from these claims.

We have the right under the PBC Technology License to acquire full ownership of the PBC technology from 818879 Alberta on or after March 4, 2002, based upon the occurrence of certain conditions revolving around our success or failure in procuring a listing of our common stock on The New York Stock Exchange or The American Stock Exchange or the quotation of our common stock on The Nasdaq Stock Market. (We collectively refer to these markets as a "National Market"). We refer to this purchase right as the "PBC Technology Option" Specifically:

     . We have the right, beginning March 4, 2002, to elect to acquire full ownership of the PBC technology from 818879 Alberta for the payment of Cdn. $1, so long as our common stock has been accepted for listing or quotation on a National Market by the date we notify 818879 Alberta that we are exercising this option and we tender payment. (We have made no application to date to obtain any listing or quotation, and we can give no you assurance that we will make any application).

     . 818879 Alberta, in turn, has the right to terminate the PBC Technology License anytime after March 4, 2002, if our common stock is not actively trading on a National Market by the date it exercises its termination right. In order to exercise this right, 818879 Alberta must give us 90-days notice accompanied by the payment of Cdn. $1. Should 818879 Alberta exercise this termination right, and should we fail to procure the listing or quotation of our common stock on a National Market by the end of our 90-day cure period, or to exercise certain other protective rights to acquire the PBC technology described below, we will lose all rights to market burner products using the PBC technology.

     . Should 818879 Alberta exercise its termination right, and should we fail to procure the listing or quotation of our common stock on a National Market by the lapse of our 90-day cure period, we can nevertheless purchase full title to the PBC technology by paying 818879 Alberta the sum of Cdn. $525,000 within ten business days of the end of our 90-day cure period (subject to downward adjustment), plus interest on the amount which has accrued since January 1, 1999 at the rate of 13% per annum. In order to be entitled to receive the full Cdn. $525,000,

          818879 Alberta must remit to us concurrent with our payment all shares of our series "A" preferred stock which are then outstanding as well as 593,750 shares of our common stock. If 818879 Alberta is unable to tender all 593,750 shares of our common stock, the Cdn. $525,000 cash consideration we must pay to 818879 Alberta will be reduced on a pro rata basis based upon the number of shares of our common stock which 818879 Alberta actually remits to us.

     . If our common stock is not actively trading on a National Market by March 4, 2002, and should 818879 Alberta not exercise its termination right by that date, then we may pay 818879 Alberta the sum of Cdn. $1 and demand that 818879 Alberta exercise its termination right within 90 days of our demand (in which case we may, in turn, elect to acquire full ownership of the PCB Technology on the terms described above). If 818879 Alberta fails to make its election by the end of our 90 day demand period, full title to the PBC technology will automatically revert to us.

     . Should we acquire full title to our PBC technology by reason of any of the above purchase rights, 818879 Alberta will nevertheless retain the right to reacquire our PBC technology should we later become bankrupt or insolvent, or be threatened with bankruptcy or insolvency, or make an assignment in favor of our creditors.

     See "Risk Factors--Risks Relating To Clean Energy And Its Business--We Could Lose Our Technology Licenses If We Fail To List Our Common Stock on National Exchange" and "Certain Relationships And Related Transactions-- Transactions With Management And Others--PBC Technology License Agreement."

Diesel Technology License

On March 5, 1999, we entered into a Diesel Technology License with Mr. Chato pursuant to which he granted us an exclusive worldwide license to design, engineer, manufacture, market, distribute, lease and sell burner products using the diesel technology, and to sublicense and otherwise commercially exploit the diesel technology. We are obligated under the Diesel Technology License to pay Mr. Chato or his assignees a 10% royalty based upon our net profits (after reasonable allowance for bad debts and the allocation of administrative and other overhead items) from the sale of products incorporating the diesel technology. The term of the Diesel Technology License expires upon the earlier of March 5, 2019 or the lapse of the newest underlying patents for the diesel technology, including any patented improvements. (An application for a patent for the diesel technology was filed in August 1998 and, if issued, will expire 17 years after the issue date). (See "Business--Patents and Proprietary Rights").

We are generally prohibited under the Diesel Technology License from sublicensing our rights to the diesel technology, or otherwise assigning our rights as licensee under the Diesel Technology License, to any third party without Mr. Chato's prior consent. Mr. Chato, in turn, is also generally prohibited from selling his rights to the diesel technology, or otherwise assigning his rights as licensor under the Diesel Technology License, to any third party without our prior consent.

We are obligated under the Diesel Technology License to pay or to reimburse Mr. Chato for all costs he incurs to file and prosecute new or additional patents for the diesel technology in any country. We are also obligated to pay or to reimburse Mr. Chato for prosecuting and defending patent infringement claims relating to the diesel technology, and to pay any damages arising from these claims.

The Diesel Technology Agreement provides that we will automatically obtain full ownership of the diesel technology, without the payment of any additional consideration, as of the same date as we acquire title to the PBC technology. We refer to this acquisition right as the "Diesel Technology Option." Should we acquire full ownership of the diesel technology, we will nevertheless continue to be obligated to pay the 10% royalty to Mr. Chato or his assigns.

Should the PBC Technology License be terminated without our acquiring full ownership of the PBC technology, then the Diesel Technology License will expire concurrently, and we will lose all rights to market burner products using the diesel technology. (See "Risk Factors--Risks Relating To Clean Energy And Its Business--We Could Lose Our Technology Licenses If We Fail To List Our Common Stock on National Exchange" and "Certain Relationships And Related Transactions--Transactions With Management And Others--Diesel Technology License Agreement").

Principles Of Pulse Blade Combustion

Our PBC technology operates on the principles of pulse combustion, as opposed to conventional steady-state burner technologies. In a pulse combustion system, the rapid burning of fuel from an intake channel leading to a specifically shaped combustion chamber and tailpipe assembly causes a rise in pressure and temperature and, as it exits down the tailpipe, acts like a piston, causing a low pressure condition behind it. This low pressure condition causes a new supply of air and fuel to be pulled into the combustion chamber. The new charge is ignited from the tail of the existing flame, and the pulsating condition continues as long as there is fuel and air available. This pulsating condition repeats at a frequency of approximately 440 Hz (cycles per second), producing an audible acoustic field. PBC burner units are configured in such a way that the pressure waves from the combustion resonate with this acoustic field at an optimum amplitude. This improves combustion efficiency, reduces NOx and CO emissions, transfers heat more efficiently, and permits more complete burning of the fuel.

The principle of operation is similar to that of a conventional automobile engine, but the pressure waves, traveling at the speed of sound, take the place of the pistons. Compared to conventional engines, the pressure fluctuations are much smaller, the cyclical frequency much higher, and the hardware simpler and lighter. In our PBC burner unit configuration, the combustion chamber, exhaust chamber and primary heat exchanger comprise one unit. Therefore, the unit is extremely compact.

We believe that the design of our PBC technology embodies a breakthrough in the field of pulse combustion. All other pulse combustion research and development has concentrated on modifying a basic tube shape to permit greater air and fuel intake and thereby produce higher energy output. Unfortunately, expansion of the tube beyond several inches in diameter results in the creation of a host of other problems, including higher emissions and lower efficiencies. The design of our PBC technology overcomes these tube limitations because the narrow intake, combustion chamber, and exhaust geometries are maintained as the device is scaled up. Moreover, our PBC burner units may be scaled up by adding additional units on a linear basis, which results in greater energy output while still maintaining lower emissions and high efficiency. For example, a PBC burner unit of 13" x 12" x 2" produces approximately 100,000 BTU/hr and operates with an efficiency of up to 95% without an external heat exchanger.

Advantages Of Pbc Technology Over Conventional Steady-state And Other Pulse Combustion Systems

We believe burner units utilizing our PBC technology will have a number of advantages over conventional steady-state combustors and existing pulse burning systems, including the following advantages (which are discussed below in greater detail):

     .    higher efficiency;

     .    superior emissions control;

     .    no moving parts;

     .    modular design;

     .    high turn-down ratio;

     .    compact size; and

     .    ability to operate on a wide range of fuels

Higher Efficiency

Pulse combustion displays 3 to 5-times the heat transfer rates of conventional steady-state combustion technologies. Because of the high frequency of operation of our PBC technology, heat transfer rates are higher than even other pulse systems. Heat transfer increases with frequency and our PBC burner units operate at frequencies that are more than 7-times higher than other pulse systems. Our PBC burner units have been tested independently at over 95% "overall" efficiency.

This overall or "on/off" efficiency is important as many systems are much less efficient during the start-up period, while their "steady-state" efficiency is marginally acceptable. For example, the warm-up time for a 10 million BTU/hr boiler is measured in hours and would, with our PBC technology, be reduced to minutes.

Superior Emissions Control

We believe that our PBC technology is so efficient it could be utilized as a pollution control device in burn situations that have an extreme excess of hydrocarbons (HC) and carbon monoxide (CO). In these cases, it may be more economical to re-burn the exhaust, thus utilizing the HC and CO laden exhausts as fuel and recover waste energy. This process would replace the installation of expensive scrubbers which reduce emissions but do not provide an energy source and then become, themselves, a waste product.

No Moving Parts

Other conventional pulse systems employ flapper valves on the intake. Our PBC technology is aerodynamically valved and therefore has no moving parts.

Modular Design

Our PBC technology had been designed as a modular unit, allowing output increases to be achieved simply by adding more blades to the module. Additionally, the blade can be elongated to increase the heating capacity. Either way, the optimum configuration of the exhaust channel is maintained for efficient heat transfer and there is no corresponding decrease in efficiency.

The modular design of our PBC technology also allows for easy assembly and disassembly, enabling sectionalized repairs or replacements while the unit is operating. In most configurations, a section of the unit could be repaired or replaced while maintaining full energy output from the remaining modules. This feature is particularly important in commercial applications such as hospitals and schools, where the significant costs incurred in repairs and routine maintenance of the heating system - and in some cases, the cost of backup units are virtually eliminated.

Turndown Ratio

The turndown ratio is the ratio at which boilers operate relative to normal fuel capacity. Conventional steady-state combustion units operate most efficiently at maximum output. When the output of the unit is turned down, efficiency drops and emissions increase. With our PBC technology, we can obtain a lower output by shutting off an appropriate number of individual modular units. As a result, there is no efficiency loss and no increase in emissions.

Compact Size

The core of a 100,000 BTU/hr PBC burner unit in a light commercial steam application is approximately the size of a briefcase. A unit of this size would weigh about 50 pounds, inclusive of the jacketing, muffler and heat exchanger. In comparison, existing pulse tube combustors of equivalent output weigh in excess of 200 pounds. Size differentials are more pronounced with increases in capacity.

Conventional steady-state boilers utilized by industry consist of a burner and an external heat exchanger. Regardless of their application, they are many times larger than one of our PBC burner units of similar output because the burner and the primary heat exchanger of our PBC burner unit are part of a single unit which can extract up to 80% of the heat. This dramatically decreases the size requirement of secondary heat exchangers, and thus, the cost.

The time required to manufacture and install a conventional steady-state 100 million BTU/hr boiler can exceed three years from the time the order is placed to the time installation is completed. The cost of a 100 million BTU/hr boiler can exceed $10 million, and would be invested over the entire manufacturing and installation period. We estimate that we can manufacture and install a 100 million BTU/hr PBC burner unit in less that 6 months, at a significant cost saving to the purchaser.

Ability to Operate on a Wide Range of Fuels

Our PBC burner unit has the capability of operating on any carbon based fuel. Although most of our testing to date has been done with natural gas, we have also successfully burned gasoline, diesel and powdered coal. The coal work was done under a Cooperative Research and Development Agreement with the United States Department of Energy, the detailed results of which may be found in a separate publication, "Testing History." The successful results of this testing prompted the United States Department of Energy to offer to extend the agreement into a second phase of development.

Heat Exchange Industry Background

Manufacturers of heat transfer systems such as hot water heaters, boilers, heating and air conditioning systems, food processing, grain drying, effluent post-burn systems, and co-generation of heat and electrical power have traditionally depended on standard technology which we believe to be inefficient relative to the potential of our PBC technology. Specifically, we believe that conventional steady-state combustion techniques are approaching or are at their theoretical physical limits, for both pollution and efficiency, and require expensive peripheral post-burn systems to achieve acceptable regulatory levels. We further believe that our PBC technology addresses both of these areas of concern simultaneously with improvements in both categories with no cost increase.

Natural gas is a relatively clean burning fuel. However, with the present level of use and the escalating demand for energy, even natural gas, burned with conventional steady-state systems, cannot meet the clean air criteria being legislated by state, provincial and national governments. In addition, although there is abundant supply of natural gas in North America, with recent trends in increased consumption, we believe that every effort must be expended to increase the efficient use of this natural resource. We further believe that demand will continue to rise as clean air legislation and public environmental pressures increase.

Our PBC technology raises the efficiency of natural gas combustion (and of other fuels) into the 90%+ range, and at the same time reduces the noxious content of exhaust gases. Aside from the efficient use of fuel and reduced emissions, our PBC technology also benefits the user in simplicity of use. It is compact, modular, requires little maintenance, and may be applied to any domestic, commercial or industrial combustion operation. We believe that applications of our PBC technology will optimize hot water heaters, boilers, instant hot water, heating and air conditioning systems, low emission vehicle heating and air conditioning, food processing, grain drying, and co-generation of heat and electrical power.

We further believe that the combined pressures of government emissions legislation, profit enhancement through reduced fuel and equipment costs, and the practical application of our PBC technology to fuels such as diesel and coal, will lead to the use of our PBC technology as a replacement product for existing conventional technology. Governments around the world continue to take steps towards establishing new laws and standards in an attempt to reverse the trend in air pollution, including curtailing industrial emissions of compounds such as CO, SO2 and NOx (commonly known as "acid rain") which many scientists and environmentalists claim is killing forests and fish in and around major industrial centers. As a result of stricter legislation, many coal-burning utilities and plants using oil-fired boilers are currently, and will continue to be, faced with the necessity of installing expensive scrubbers, or closing down altogether unless they are able to convert to cleaner burning systems.

Pulse Technology Background; Other Pulse Combustion Products

Pulse technology is not a new development. It has been in the public domain since early in the century and was used in World War II to power the infamous V-1 "buzz bombs." Until recently, its application to conventional steady-state heating systems has been relatively limited. Pulse combustion technology was first applied to the manufacture of boilers in the late 1950's by Lucas Rotax in its "Pulsamatic" boiler. The introduction of the technology was short-lived due to lack of strong marketing and the absence of incentive to buy high efficiency boilers when gas prices were low. The technology was reactivated in 1979 when Hydrotherm introduced its high-efficiency residential "Hydropulse" series of residential water boilers. In 1976, Lennox Industries Inc. incorporated our technology in several of its products through a collaborative working agreement with the American Gas Association and the Gas Research Institute. In 1982, several models of an ultra-high efficiency pulse-forced-air furnace were introduced into the marketplace. To date, Lennox has completed its residential gas-fired furnace line in up-flow and counter-flow/horizontal configurations using this technology. Statements by the management of Lennox refer to this product as one of the most successful in the history of the company.

Recently, a high-efficiency pulse (750,000 BTU/hr) commercial boiler was introduced by Fulton Boiler Works, Inc. In addition, Fulton has developed a five million BTU/hr boiler in association with the Gas Research Institute. The dimensions of the Fulton Boiler are 5' x 13' x 9', which is approximately four times larger than a PBC burner unit and five times heavier with comparable output because of what management attributes to be our superior PBC technology modular design.

While numerous other manufacturers have investigated pulse technology, few products based on pulse technology are available in the marketplace. This lack of growth could, in part, be due to the noise emission problems of conventional pulse technology. The repetitive "on/off" operation of pulse combustion produces an acoustic sound wave which can be difficult to dampen in non-PBC pulse technologies. However, a reduction in the need for sound damping is one of the many attributes of our PBC technology, because the higher frequency obtained by the geometries of our PBC technology produces shorter sound wave lengths which are easier to dampen.

Unlike a PBC burner unit, existing pulse burners are of a tubular design. In the case of the Lennox unit, the tube is approximately eight feet long and is coiled (vertically) for space efficiency. Lennox has experienced problems with chlorine accumulation in the bottom of the coils, which has lead to corrosion of the piping. Furthermore, the cost of installation is much higher than for a conventional residential furnace.

The on/off efficiency of the Lennox tube furnace is reported to be near 90%. While this is significantly below that achieved by our PBC technology, the Lennox furnace is considered within the industry to be the current "state-of-the-art" technology.

Despite these difficulties, we believe that the advantages of pulse combustion have recently been more widely recognized and, as a result, our technology is receiving much greater attention as an area for future research. Two research institutes that are dedicated strictly to pulse combustion investigation have been established. At the Georgia Institute of Technology in Atlanta, Georgia, a multi-million dollar pulse combustor research center has commenced operation, sponsored principally by the Gas Research Institute and the United States Department of Energy. The center will focus on understanding pulse combustion technology and developing applications such as accelerating processes for drying food products and chemicals. The Gas Research Institute has also dedicated resources in its laboratory in Chicago, Illinois solely to undertake research into pulse combustion technology and its various applications.

Prototype Development

Development of our PBC technology over the past ten years has been conducted in both linear and cylindrical geometries.

Linear Blade Configuration

The principal advantage of our linear configuration is that it lends itself readily to the joining together of modules side by side. This allows the construction of units with specific output requirements. One or more of these modules can be turned on or off, thereby allowing operation at higher or lower output without any efficiency loss. We have built and tested several different linear units to date. The first is an 8,000 to 10,000 BTU/hr unit with potential applications in the electric car, cottage, RV and marine industries. There have also been several 100,000 BTU/hr water heaters built. Additionally, a 100,000 BTU/hr low-pressure steam unit complete with instrumentation and housing has been built. This model was built to be expanded to 300,000 BTU/hr with a 3 to 1 turn-down ratio. Finally, we built a 250,000 to 400,000 BTU/hr unit supported by grants from the Science Council of British Columbia as a proof of concept model with multiple burners operating side-by-side to demonstrate the up-scale capability of our technology.

Cylindrical Blade Configuration

Our cylinder configuration was developed for use in applications where turn-down capability is not a consideration. There are several benefits to the cylinder shape for these applications, including lower manufacturing costs, innate structural integrity, and elimination of gases collecting in corners. We have built and tested two different cylinder units date. The first is a 30,000 to 94,000 BTU/hr water heater, sponsored, in part, by BC Gas Inc. This unit was tested at the Center for Emissions Research and Analysis in Los Angeles in April, 1994, with outstanding results showing NO readings of 9Ng/j. This unit has been completed to the engineering prototype stage. The second is a 500,000 BTU/hr water heater sponsored in part by the Science Council of British Columbia. This unit was built as a proof of concept model to demonstrate scale-up capability in the cylindrical configuration. It is being used as a testing device for one of the pilot plant projects currently being developed.

Third Party Testing

A prototype cylinder pulsed combustor has been tested in California by The Center for Emissions Research, Analysis and Certification, Inc. under the auspices of the South Coast Air Quality Management District. This is the group responsible for setting, implementing and enforcing air quality standards in the

Greater Los Angeles Basin. These tests identified NOx emissions averaging 9.1 Ng/Joule over a series of tests. To our knowledge these results are among the lowest levels ever seen in a natural cycle combustion device.

In May 1994, tests were conducted at American Gas Association Laboratories Ltd., Cleveland, Ohio. They state that the emission levels from our PBC burner unit are the "lowest we have seen". These tests identified NOx emissions averaging
5.1 Ng/Joule. In February 1997, tests run by the Canada Centre for Mineral and Energy Technology showed results of zero ppm for SO2 and NOx burning both natural gas and coal.

In addition, successful outside testing has also been conducted by the Canadian Gas Research Institute, Toronto, Ontario, Canada, and the United States Department of Energy, Pittsburgh, Pennsylvania.

Marketing Strategy

Both our PBC technology and our diesel technology have completed their respective research and development stages, and the next step in exploiting our technologies is to introduce these technologies to the various markets in order to build market penetration and share and product knowledge and acceptance. Although the principles of pulse combustion have been known for a long period of time, and pulse combustion methods have been used on a limited basis for water heaters, pulse combustion burner systems are not commonly used or understood, and must be marketed as a completely new technology. Given the broad range of potential applications and markets for our burner technologies, we anticipate that we will introduce our technologies to the various potential markets through a number of different strategies and approaches depending upon the market, including:

     . Royalty Agreements--We will seek royalty arrangements with equipment manufacturers which will permit them to incorporate the use of specific PBC burner unit designs in their products, in return for the payment of royalties based upon units sold. These agreements will be targeted toward volume producers that will use our PBC technology as an integral component of their functional product, such as water heaters and low emission vehicles. This is a domain where large capital expenditures are not yet written down, and where the end products, such as electric automobiles, are several years away from mass production. Royalty agreements may be consummated by payment of an initial fee. All fees will be established as part of the royalty negotiation activity, and would be proportionate to market size.

     . Licensing Agreements--We will seek licensing agreements with equipment manufacturers that allow a broader scope in application of our burner technologies than in royalty agreements. The end products of these arrangements will likely be commercial systems, such as large boilers and air conditioning equipment for apartment complexes, shopping centers, and schools and hospitals. License agreements may be consummated by payment of an initial fee, and an annual maintenance payment. These fees will be established as part of the license negotiation activity, and would be proportionate to market size.

     . Engineered Projects--We will seek contracts for site specific, one-of-a-kind projects of a large scale, such as thermal power-plants, co-generation and various food processing applications. We believe these will be particularly lucrative projects insofar as they will utilize our technology at high-end outputs where the advantages of modular scale up are most fully realized.

     . Joint Ventures--We will seek joint ventures arrangements for various industrial projects that lend themselves to PBC technology in which we will act as prime contractor, subcontractor or joint venture partner. Joint venture opportunities of greatest interest to us are in the area of spin-off company formation for development and sale of products with specific end use applications.

     . Product Manufacturing--We would consider product manufacturing arrangement in situations where it may be advantageous for us to manufacture, or have subcontractors manufacture, specific products or components for end users.

As previously mentioned, burner units or systems are used in virtually every industry and every country of the world in numerous commercial, industrial, residential and specialty applications. The commercial segment is comprised of space and water heating for apartment buildings, office buildings, hotels, hospitals, warehouses and small plants, vehicles, RVs, boats, and co-generation. Included in the industrial segment are medium to large plants, such as pulp and paper mills, manufacturing operations, product drying facilities, large hotels, hospitals, office complexes, co-generation, and desalination. Included in the residential segment are domestic water heating, hydronic space and water heating, and demand water heating. The specialty segment includes applications best described as "one-of-a-kind" which often require custom engineering or fabrication, such as retrofitting of power generation plants, new power plants, and large co-generation installations.

Although the residential market is the most easily identified and quantified, it could well be the last market segment that is penetrated with our PBC technology due to high volumes and costs leading to resistance to the introduction of new technology. For example, the North American market for domestic water heaters is approximately five million units per year. Additionally, although there has been considerable discussion regarding tightening of emission and efficiency standards in California and elsewhere in North America, no significant changes have as yet been introduced. However, once the permitted emission levels, especially for NO and CO, are lowered, and efficiency standards increases, we believe that our PBC technology will become the technology of choice.

Initial Targeted Applications Of Technology; Pending Proposals

PBC Technology

Primary research and development of our PBC technology has been completed, and is now in a position to be commercially exploited. We are presently working on the following projects in connection with its initial efforts to market PBC burner units:

     . Instantaneous Water Heater: We have worked closely over the past five years with State Industries, Inc., North America's largest water heater manufacturer, to develop a 400,000 to 500,000 BTU/hr instantaneous water heater. State Industries currently sells 30,000 to 40,000 of these units annually for small business purposes, such as fast-food restaurants, at a price of approximately $4,600 per unit. State Industries' research and development facility in Tennessee has invested approximately $500,000 to date in designing and manufacturing a full-size engineered prototype unit, which is intended to be used to create a production model. State Industries has recently eliminated its research and development department for cost savings purposes, and has asked us to complete development of the prototype unit. We believe that it will cost approximately $75,000, and take approximately three months, to complete the prototype unit. When the prototype unit is completed, we will enter into negotiations with State Industries relative to granting it a license to manufacture and sell certain water heaters using our PBC technology. State Industries sells approximately
         4.25 million water heaters per year, and we anticipate that this will be the first of many different water heater designs which will be created for State Industries.

     . Industrial Catalytic Absorption Pollution Control System: Goal Line Environmental Technologies, LLC, a Tennessee-based designer and manufacturer of industrial catalytic absorption pollution control systems, has recently requested that we give quotes on building eight different natural gas-fueled air-cooled PBC burner unit prototypes, ranging from 30,000 BTU/hr to 69 million BTU/hr, to be used as a component for their proprietary industrial catalytic absorption pollution control systems. Goal Line, which is a joint venture of Sunlaw Energy Corporation and Advanced Catalyst Systems, Inc. (or "ACS"), was initially formed to combine Sunlaw's experience in power plant development and operation with ACS's extensive catalytic research and development expertise.

         Goal Line's first project was to develop a catalytic absorption pollution control system which would eliminate CO and NOx emissions for two 28 MW natural gas turbine powered industrial co-generation plants operated by Sunlaw in the Los Angeles metropolitan area. This system, which was successfully developed and installed by Goal Line at Sunlaw's co-generation plants and now forms the basis of Goal Line's technology, involves the following two steps:

            . First, an oxidation/absorption process occurs whereby emissions pass through an absorption chamber, and (1) CO is converted into harmless CO2 and emitted from the smokestack; and (2) NOx is captured in a potassium carbonate absorber coating; and

            . Secondly, a nitrogen regeneration process whereby dilute hydrogen reducing gas is passed across the surface of the catalyst, thereby converting the previously captured NOx into harmless N2, which is then emitted from the smokestack.

         The Goal Line catalytic absorption pollution control system has been found by the United States Environmental Protection Agency to result in the "Lowest Achievable Emission Rate" for NOx emissions to date for gas turbine power plants, and therefore, by law, to be the "Best Available Control Technology" standard for new gas turbines. Regardless of these findings, the primary competitive drawback of Goal Line's system is its inability to introduce an oxygen-free dilute hydrogen reducing gas into the catalytic chamber for the nitrogen regeneration process, which reduces the overall energy efficiency of the catalytic absorption pollution control system by approximately 10% due to the need to redirect the system's energy savings for complete burning. Goal Line looked without success for several years for a technology which would facilitate this requirement since this loss of energy efficiency is a significant cost item. We demonstrated to Goal Line in recent tests conducted in January, 1999, that our PBC burner unit can deliver a 100% oxygen-free hydrogen reducing gas to the catalytic chamber as a result of its burning stability, thereby allowing Goal Line to recapture the 10% loss in energy efficiency.

         As a result of the noted demonstration, we have been requested by Goal Line to provide quotes for designing eight prototypes for use with its catalytic absorption pollution control system. The first prototype will be for the catalytic absorption pollution control system used with the Sunlaw gas turbine co-generation plant in Los Angeles discussed above, which will serve as a demonstration unit for the sale of the catalytic absorption pollution control system to other industrial plants. The other prototypes will be used with catalytic absorption pollution control system used for other types of power system applications, including diesel compressor sets and oil pipeline pumping stations. We believe that it will cost approximately $60,000, and take approximately two months, to design and build the first prototype unit for the Sunlaw facility. Later prototypes units can be quickly built based upon the first design since they will merely require reconfigurations and size adjustments based upon the first prototype. We have budgeted $350,000 to build the first prototypes sized from 30,000 BTU/hr to 7.5 million BTU/hr, and anticipates it will complete the last prototype in ten months.

We cannot give you any assurance that we will enter into any licensing, royalty, joint venture or other agreement with State Industries or Goal Line after we complete the noted prototypes.

Diesel Technology

Primary development for our diesel technology has been completed, and this burner technology is now in a position to be commercially exploited.

Acotech Corporation of Marietta, Georgia, has requested that we design two production mantle prototypes of our diesel technology for incorporation into two pending production products. Acotech is a 50/50 joint venture of The Bekaert Group, the largest independent steel wire manufacturer in Europe, and The Royal Dutch Shell Group. We cannot give you any assurance that we will enter into any licensing, royalty, joint venture or other agreement with Acotech.

Future Targeted Applications Of Technology

Commercial Dryer for Industrial Waste, Wood Products and Wood Waste, and the Agri-food Drying Industry

This is an application identified by The Canadian Center For Mineral And Energy Technology that is of particular suitability to the design of our PBC technology. The acoustic wave associated with pulse combustion applied to drying applications, provides a 22% mechanical advantage over conventional drying technologies because of the acoustic signal's physical manipulation of the drying environment. This 22% advantage, when added to the 90%+ thermal efficiency of our PBC technology, can offer an overall system efficiency of over 100%. We believe that this will translate into substantial fuel savings in large industrial drying applications. A proposal from the Canadian Center For Mineral And Energy Technology to undertake this development has been received by our company and is being considered by management.

40 to 80 Million BTU/hr Flow Through Water Heater

This unit is intended for large industrial applications such as pulp mills. A design feasibility study to apply our PBC technology to the requirements of a specific mill was requested by a large pulp and paper manufacturer.
The design work is currently being addressed.

Electric Car Heater and Recharging System

It is currently proposed that the batteries of the all-electric car mandated for California be reserved for one purpose only, the movement of the car. This means that all other energy requirements, such as heating, cooling, headlights, radio and perhaps most importantly, a trickle charge back into the battery, be loaded onto a different energy system. PBC burner unit emissions are sufficiently low to qualify for the so-called "zero emissions" standards being applied to electric vehicles in California. We believe that this advantage, as well as the compact size of our PBC technology, perfectly suit it to be the heat source for this application.

Transit Bus Heater

We plan to design a 50,000 BTU/hr natural-gas-fired heater for natural gas transit buses. This is a rapidly expanding market area. Natural gas has been acclaimed "the fuel of choice" for transit buses by most leading authorities in the United States, including the American Gas Association.

10,000,000 BTU/hr. Burner Head for Large Scale Power Plant Retrofit such as Burrard Thermal in Vancouver

The Burrard Thermal Plant (in greater Vancouver, British Columbia) is a major local source of NOx emissions and the current remedy of installing after-combustion-scrubbers is an expensive stop gap measure. We believe that once its scale-up progress continues to ten million BTU, we would be in a position to assess whether our technology can be engineered to retrofit one of the large units (approximately one billion BTU) at Burrard Thermal. If so, we would have the unique opportunity of providing a practical and inexpensive solution for high output, high pollution industrial sites such as the Burrard Thermal Plant.

Markets

Burner units or systems are used in virtually every industry and every country of the world in numerous commercial, industrial, residential and specialty applications. The commercial segment is comprised of space and water heating for apartment buildings, office buildings, hotels, hospitals, warehouses and small plants, vehicles, RVs, boats, and co-generation. Included in the industrial segment are medium to large plants, such as pulp and paper mills, manufacturing operations, product drying facilities, large hotels, hospitals, office complexes, co-generation, and desalination. Included in the residential segment is domestic water heating, hydronic space and water heating, and demand water heating. The specialty segment includes applications best described as "one-of-a-kind" which often require custom engineering or fabrication, such as retrofitting of power generation plants, new power plants, and large co-generation installations.

Manufacturing and Suppliers

We principally fabricate our burner units at our facilities located in Burnaby, British Columbia, although certain components are purchased to our specifications from suppliers or subcontractors. Most of these components are standard parts or fabrication projects available from multiple sources at competitive prices. We believe that we would be able to secure alternate supply sources or suppliers or subcontractors if any of these become unavailable.

Research and Development

Our principal activities since our formation in March 1999 have been research and development activities in adapting our prototypes into production models. Our research and development team is currently comprised of two employees, Messrs. Chato and DeFina. We have incurred over $130,000 in research and development expenses since our inception.

Competition

We will face intense domestic and foreign competition in all heat industry markets in which it or its licenses or joint venture partners introduce products based upon our burner technologies. Even if we successfully introduce products based upon our burner technologies, many of our prospective competitors in these markets will have significantly greater financial, technical and marketing resources and trade name recognition, which may enable them to successfully develop and market products based on technologies or approaches similar to our products, or develop products based on other technologies or approaches, which are, or may be, competitive with our products. Development by competitors of new or improved products, processes or technologies may make our products less competitive or obsolete. We will be required to devote significant financial and other resources to continue to develop its burner technologies in view of potential competition. Even if our technologies are initially accepted by the market, competitive pressures could nevertheless lead to a later decline in sales volumes of existing products, the inability to attain sufficient market penetration for new products, or price reductions, any of which could have a material adverse effect on our business, results of operations and financial condition. We can give you no assurance that we will be able to compete successfully in the heat exchange industry. (See "Business--Competition").

Patents And Proprietary Rights

The basic PBC technology and certain design improvements to this technology is protected by a number of United States patents in the name of Mr. Chato, as inventor, the oldest of which expires in July, 2006, and the newest of which expires in July 2012. Mr. Chato also filed separate patent applications in August 1998 with the United States Patent and Trademark office for our diesel technology and certain improvements to our PBC technology, and anticipates that these patent applications will be amended for certain later improvements on or before the one year amendment date which expires this August 1999. We anticipate that we will make international patent applications in selected foreign countries for our PBC technology and our diesel technology in the upcoming months.

We acquired our rights to the PBC technology pursuant to a PBC Technology License we entered into with 818879 Alberta on March 5, 1999. 818879 Alberta acquired its rights to the PBC technology in December 1998 from a creditor of the BO Group and its related companies for the sum of Cdn. $525,000 paid to that creditor to satisfy a debenture under foreclosure. The transfer of rights excluded certain rights to early PBC patents relating to Finland and Sweden which the creditor had purchased separately from the BO Group. As part of 818879 Alberta's acquisition of its rights to the PBC technology, Mr. Chato agreed to release all of his rights to the initial pulse blade combustion patents and any improvements. Mr. Chato owns the diesel technology, which he licensed to us on March 5, 1999. (See "Business--Corporate Structure" and "Business--License Agreements").

We intend to diligently defend any infringement of our PBC technology and diesel technology patents. We are not aware of any potential challenges to these patents. We have not established a fund for defense of these patents, but may do so if significant sales of its products are achieved. We intend to have all employees and consultants execute trade secret and confidentiality agreements.

We cannot give you any assurance that the existing patents granted to us or our licensors will not be invalidated, that patents currently or prospectively applied for by us or our licensors will be granted, or that any of these patents will provide significant commercial benefits. Moreover, it is possible that competing companies may circumvent patents we or our licensors have received or applied for by developing products which closely emulate but do not infringe our or our licensor's patents, and thereby market products that compete with our products without obtaining a license from us. An adverse decision from a Court of competent jurisdiction affecting the validity or enforceability of our patents or proprietary rights owned by or licensed to us could have, depending generally on the economic importance of the country or countries to which these patents or proprietary rights relate, an adverse effect on our company and our business prospects. Legal costs relating to prosecuting or defending patent infringement litigation may be substantial. Costs of litigation related to successful prosecution of patent litigation are capitalized and amortized over the estimated useful life of the relevant patent. We cannot give you any assurance that we will be able to successfully defend our patents and proprietary rights. (See "Risk Factors--Risks Relating To Clean Energy And Its Business--Our Ability To Compete Is Dependent Upon Our Patents and Proprietary Rights").

Employees

We currently has five full-time employees, with three in management and two in research and development. We expects to add up to an additional two full-time employees over the next 12 months.

None of our employees are represented by a union. We believe that our relations with our employees are good.

Facilities

Our executive offices and principal research and development facilities, consisting of approximately 4,300 square feet, are located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4. This space is currently leased for a two-year term, with a two-year option to renew, through our subsidiary Clean Energy Canada, at an approximate rental rate of Cdn. $3,400 per month. Our future space requirements will be determined by the type of royalty, license or joint venture arrangements we may enter into in the future.

Government Regulation

Emission standards in the United States are imposed by the United States Environmental Protection Agency and by other regulatory agencies such as the California Air Resources Board. Although one of the principal benefits of our burner technologies are their ability to satisfy lower pollution standards, we cannot give you any assurance that emission standards will not be increased by any governmental agency to a level that our technologies will either not satisfy, or which will require significant expenditures in research and development costs in order to satisfy. Any expenditures and or delays in additional technology development to meet higher emission standards would have a material adverse effect on our business, results of operations and financial condition.

The heat exchange industry is subject to numerous federal, state, provincial and local government regulations. We are also subject to laws governing our relationship with our employees, including minimum wage requirements, overtime, working conditions and citizenship requirements.

Legal Proceedings

As of the date of this prospectus, there are no material pending legal or governmental proceedings or, to our knowledge, contemplated or threatened legal or governmental proceedings, to which the we are or may become a party, or with respect to our properties. As of the date of this prospectus, there are, to our knowledge, no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.


                    Management's Discussion And Analysis Of
                 Financial Condition And Results Of Operations

General

The following discussion of our consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and their explanatory notes, which can be found commencing on page F-1 of this prospectus.

Overview

We are a development stage entity formed on March 1, 1999, for the specific purpose of acquiring exclusive world-wide license rights entitling us to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit two innovative patented "burner" technologies, our pulse blade combustion or "PBC" Technology and our diesel technology. Both of these technologies have completed the primary development stage and are in a position to be commercially exploited. Our objective is to enter into licensing, royalty, joint venture or manufacturing agreements with established national and international heat transfer industry manufacturers which will result in the introduction of a variety of different burner units based upon our technology into various selected market segments. We have no revenues to date, nor have we entered into any revenue producing contracts to date, although we are currently working on a number of prototypes under several proposal requests which could lead to revenue producing contracts over the next four to six months.

Results Of Operations

We had no revenues for the three-month periods from March 1, 1999 (inception) through May 31, 1999.

We incurred total operating expenses of $268,262 for the three-month period from March 1, 1999 (inception) through May 31, 1999 (these expenses included $108,888 in pre-incorporation operating expenses incurred from January 1, 1999 through February 28, 1999 which we assumed upon our incorporation). Our operating expenses for this interim period were principally attributable to research and development for project proposals ($82,113), wages and benefits ($61,245) and legal expenses ($46,467).

Liquidity And Capital Resources

Our cash flow requirements from our inception were funded principally from $108,888 in short-term advances by our affiliate, BO Tech Burner Systems, and a $500,000 private placement of our series "B" preferred stock which closed on April 6, 1999, the proceeds of which were partially used to repay the short-term advances.

Our cash position as of May 31, 1999, (before the repayment of short-term advances on June 14, 1999), was $416,374. Our working capital as of May 31, 1999 was $210,237.

We had a net increase in our cash position of $416,374 for the three-month period ended May 31, 1999, which was composed of net proceeds of $610,388 from financing activities (principally $500,000 proceeds from the private placement of series "B" preferred stock and $80,404 in advances from affiliates), net of $169,134 in net cash used in operating activities and $24,880 in cash used in investing activities.

Plan Of Operation And Prospective Capital Requirements

Our ability to continue as a going concern will be dependent upon our entering into revenue producing contracts and raising additional working capital to fund these contracts and fully implement our longer-term business plan and marketing strategies, which we estimate would require at least $2 million in the longer term. Based upon current operations, we estimate we will incur operating costs of approximately $1 million over the twelve-month period ended September 30, 2000 (these estimates will be subject to significant change based upon any contracts we may enter into).

We have no current arrangements for obtaining additional working capital, and will seek to raise it in one or more increments through contract advances, public or private sales of debt or equity securities, debt financing or short-term loans, or a combination of the foregoing. In view of our limited operating history and lack of revenues and profits, we cannot give you any assurance that we will be able to secure the additional capital we require at all, or on terms which will not be objectionable to our company or our stockholders, including substantial dilution or the sale or licensing of our technologies. Our failure or inability under these circumstances to obtain additional capital on acceptable terms or at all would have a material adverse effect on our company and its business, which would result in our being forced to materially scale back or even suspend our operations, or even force us to seek a merger with or to sell our business to a third party. In view of these considerations, note one to our financial statements state that if we do not raise sufficient capital there is a substantial doubt as to our ability to continue as a going concern.

Other Matters

Foreign Exchange

Our business to date is principally conducted in the United States and Canada, in transactions denominated in United States and Canadian dollars. We maintain our cash and investments predominately in United States denominated funds, and only convert these funds into Canadian dollars when necessary to pay our Canadian expenses. While we do not believe that the fluctuation in the value of the United States dollar in relation to the Canadian dollar has adversely affected our operating results, we cannot give you any assurance that adverse currency exchange rate fluctuations will not occur in the future. Any adverse currency rate fluctuation could have a material adverse effect on our business, results of operations and financial condition.

Effect Of Inflation

In our view, at no time during our corporate existence has inflation or changing prices had a material impact on our business or financial statements.

Year 2000 Compliance

Because many computer and computer applications define date by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or systems failure in computer systems, network elements, software applications and other business systems that have time sensitive programs.

We have reviewed our computer systems and software products for Year 2000 problems, and believe they are Year 2000 compliant. We only use recent versions of certified Year 2000 compliant off-the-shelf commercial software applications manufactured by well-known software manufucturers. We are not reliant upon third parties, and have sufficient back-up documentation to recover any loss due to the failure of a third party's computers as the result of Year 2000 problems. In the event Year 2000 considerations do arise, we do not believe such considerations will materially impact our internal operations or future financial or operating results or future financial condition. We cannot give you any assurance, however, that we will be unaffected by the Year 2000 issues affecting our prospective customers or suppliers, although we do not believe the Year 2000 readiness of our prospective customers or suppliers will have a material impact on our business or financial statements.

                                  MANAGEMENT

Identity

The following table sets forth the names, municipalities of residence and ages of our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

                                                                                       Date First Elected as
                                                  Position with Clean                Director or Appointed as
                                                        Energy                       Officer of Clean Energy
 Name                               Age           and its Subsidiaries                 and its Subsidiaries
-------------------------------   ------     --------------------------------    --------------------------------
John D. Chato..................     59       Director (Chairman of the                     March 1, 1999
Burnaby, British Columbia                    Board) and Head of Research
                                             and Development

John P. Thuot..................     50       President and Director                        March 1, 1999
Burnaby, British Columbia

Barry A. Sheahan...............     48       Chief Financial Officer,                      March 1, 1999
Burnaby, British Columbia                    Secretary and Director

James V. DeFina................     58       Projects Director                             March 1, 1999
Burnaby, British Columbia

There are no family relationships between any two or more of our directors or executive officers. There are no arrangements or understandings between any two or more of our directors or executive officers.

Business Experience

John D. Chato--Chairman of the Board and Head of Research and Development

Mr. Chato is the inventor and developer of the pulse blade combustion system. He has over 40 years experience in engine rebuilding, engine design and general combustion research. Mr. Chato has developed theories in the areas of ram scavenge principle and carburation, and holds many patents including a design for electrical generation which combines pulse combustion and the principles of magneto hydrodynamics, or MHD. Mr. Chato is well recognized in North America and many other countries as a leading expert in pulse combustion technology.

John P. Thuot--President and Director

Mr. Thuot, has been involved with the BO Group of Companies for over ten years. Mr. Thuot has served as Secretary and Treasurer for BO Development Enterprises Ltd., since 1988. In 1994, he assumed the position of Vice President and Chief Operating Officer of BO Tech Burner Systems Ltd., where he is currently responsible for overall operations and strategic planning of the company, with particular emphasis on finance, shareholder and public relations, and commercialization activities. In 1995, he also assumed the role of Vice President and Chief Operating Officer of BO Gas Limited. Before his involvement with the BO Group, Mr. Thuot was Fire Material Coordinator for the Cassiar Forest District, Government of British Columbia, from 1986 to 1988. From 1978 to 1986 he was part owner and Operations manager of J&J Placer Mining, a placer gold operation in the Cassiar-Dease Lake area of northern British Columbia. Mr. Thuot served as electrical foreman for Commercial-Federal Electric from 1976 to 1978. Prior to that, Mr. Thuot was part owner and Electrical Supervisor for L&H Construction in

Grand Forks, British Columbia from 1974 to 1976, an account executive for GWG Limited of Edmonton, the largest clothing manufacturing company in Canada, from 1970 to 1974, and an operator of the world's largest rotary kiln of its day for Northwood Pulp in Prince George, British Columbia, from 1968 to 1970. Mr. Thuot is a graduate of Regiopolis College, Kingston, Ontario.

Barry A. Sheahan--Chief Financial Officer, Secretary and Director

Mr. Sheahan is a chartered accountant who earned his C.A. designation in 1982 after ten years in the financial services industry. He was immediately accepted into partnership with a regional firm and, in 1984 started his own practice in Vancouver, British Columbia. Over the next ten years he continued to provide accounting and tax advisory services, developing a clientele of over 1,000, at which time he sold his practice in order to enable him to focus on a few key corporate clients, primarily technology companies. Since 1994 Mr. Sheahan has acted as a financial consultant to several companies, including the BO Group of Companies.

James V. DeFina--Projects Director

Mr. DeFina served as research assistant to John Chato during the early development stages of the pulse blade combustion project, from 1985 to 1988. Since that time to the present, he has served as manager of research activities for BO Gas Limited and BO Tech Burner Systems Ltd. with responsibilities in research and testing, design and fabrication, preparation of patents and the submission and administration of research grants. Mr. DeFina received his undergraduate education at Salem State College in Massachusetts, and his M.A. degree at the University of British Columbia in 1983.

Board Of Directors

Number of Directors; Non-Series A Directors and Series A Directors; Appointment; Removal

Our Certificate of Incorporation and Bylaws provide that our Board of Directors may by resolution fix our authorized number of directors at any number between two and twelve, inclusive, although our Board may not effect any reduction in the size of our Board that shortens the term of any incumbent director. Our Board currently consists of three members, all of whom are designated under our Certificate of Incorporation as "Non-Series A Directors" appointed exclusively by our common and series "B" preferred stockholders, voting as one class. Our series "A" preferred stockholders, on the other hand, are given the right under our Certificate of Incorporation and Bylaws to appoint a number of "Series A Directors" which would, when aggregated with the number of our Non-Series A Directors, equal one-fourth of the aggregate number of directors (or the minimum
                 ----------
whole number in excess of one-fourth should the aggregate number of directors not be a multiple of four). Although our series "A" preferred stockholders have been given this right, they have not elected to exercise that right of appointment to date. Certain provisions in our Certificate of Incorporation and Bylaws govern and, to a certain degree circumscribe, the rights of our stockholders to appoint or remove directors, and to call special meetings or take actions by written consent. (See "Description Of Our Securities--Provisions In Our Certificate Of Incorporation and Bylaws Governing Rights of Stockholders").

Term of Office of Directors; Compensation

Our directors are elected at each annual meeting of our stockholders, and the term of their office runs until the next annual meeting of our stockholders and until their successors have been elected. We do not currently compensate our directors for serving on our Board. Other than our intent to reimburse our directors for any reasonable out-of-pocket expenses they may incur in connection with attendance at Board of Director and committee meetings, we do not currently have any arrangements whereby we remunerate our directors for their services in their capacities solely as directors, other than options to purchase shares of our common stock which we have granted to our executive officer-directors. We nevertheless reserve the right to reasonably compensate the members of our Board for their services should we deem it to be reasonable and necessary to do so.

Committees

Our Board of Directors has not established any committees, including Audit or Compensation committees, to date, and has no current intent to do so until are successful in procuring the listing or quotation of our common stock on a National Market.

Employment Agreements and Executive Compensation

On March 5, 1999, we entered into employment agreements with Mr. Chato as our Head of Research and Development, Mr. Thuot as our President, Mr. Sheahan as our Chief Financial Officer, and Mr. DeFina as our Projects Director. The essential terms of the employment agreements (which are virtually identical) are as follows:

     . Each agreement provides for a one-year initial term, subject to earlier termination in certain events. After the initial term, each agreement will renew automatically for successive one year terms, unless either party elects by a written, 60-day notice not to renew or the agreement is terminated earlier in accordance with its terms.

     . Each officer is required to devote his full and undivided attention to our affairs.

     . Mr. Chato's salary under his employment agreement is Cdn. $120,000 per year, while Messrs. Thuot's, Sheahan's and DeFina's salaries under their respective employment agreements are Cdn. $110,000. Each of these officers is also entitled to an annual performance bonus as determined by our Board of Directors.

     . Each agreement provides for early termination in the case of the following events:

               .    the death or disability of the officer;

               . the termination of the officer by us for "Cause" (as defined in the agreement); or

               . the termination by the officer for "Good Reason" (as defined in the agreement).

          In general, where a termination is for death, disability, "Cause" or by the officer without "Good Reason," compensation allowances and benefits under the agreement will accrue only through the effective date of the termination. However, and again in general, where a termination is without "Cause," or by the officer for "Good Reason," the agreement provides that we will pay compensation and certain allowances and benefits to the officer through the end of the then applicable term.

On March 5, 1999, we agreed to grant incentive options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Messrs. Chato, Thuot, Sheahan and DeFina entitling them to purchase 100,000, 80,000, 80,000 and 60,000 unregistered shares of our common stock, respectively, as an inducement for their continued performance as employees. The exercise price for these options is $2 per share, which was based upon a proposed offering price of our series "B" preferred stock which would carry a $2 per share liquidation preference. (Although we have no valuation for our common stock, its value at the time of the issuance of these options is significantly less than $2 per share.) Each officer's options vest in equal installments upon the conclusion of his first through fifth annual anniversary of continuous employment, and lapse, if unexercised, five years following the date of vesting. (See "Description Of Our Securities--1999 Clean Energy Combustion Systems, Inc, Stock Plan").

Indemnification of Directors, Executive Officers and Agents

Our Certificate of Incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of our company) by reason of the fact that:

     . he or she is or was a director, officer, incorporator, employee, or agent of our company, or

     . is or was serving at the request of our company as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), is entitled to indemnification to the full extent allowed by law against any expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed with respect to an employee benefit plan), and settlement amounts he or she may pay in connection with any action, suit, or proceeding. This right of indemnification inures whether or not the claim asserted is based on matters which antedate the adoption of this indemnification provision in our Certificate of Incorporation, and continues with respect to any person who ceases to be a director, officer, incorporator, employee, partner, trustee, or agent, and inures to the benefit of his or her heirs and personal representatives. Our Certificate of Incorporation provides that this right of indemnification will not be deemed to be exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of our Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions (to the extent allowed under applicable law):

     . for any breach of his or her duty of loyalty to our company or our stockholders;

     . for acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law;

     . under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases;

     . for any transaction under which he or she derived an improper personal benefit; or

     . the payment of profits arising from his or her purchase and sale, or sale and purchase, of our securities in violation of Section 16(b) of the Exchange Act.

Our Certificate of Incorporation provides that the term "damages" will include, to the extent permitted by law, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). None of the foregoing alters a director's liability under the federal securities laws of the United States, or affects the availability of equitable remedies under applicable laws, such as an injunction or rescission, for breach of fiduciary duty.

Our Certificate of Incorporation authorizes us to purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of our company, or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any of those capacities, or arising out of his or her status in any of those capacities, whether or not we would otherwise have the power under applicable law to indemnify him or her against these liabilities. Our Certificate of Incorporation also authorizes us to create a trust fund, grant a security interest or use any other means (such as letters of credit, surety bonds or other similar arrangements), or to enter into contracts providing indemnification to the full extent authorized or permitted by law, to ensure that amounts as may become necessary to effect indemnification are paid.

We believe that the above provisions are necessary to attract and retain qualified persons as directors and executive officers. We have promised certain of our executive officers and directors that we will enter into written indemnification agreements with them, and also procure officers and directors insurance coverage when we are in a financial position to do so. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

We have been advised that any indemnification for liabilities arising under the Securities Act that may be permitted to our directors, officers and controlling persons under our Certificate of Incorporation, Bylaws or other agreements containing indemnity provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Change of Control Arrangements

We have no knowledge of any arrangements which may result in a future change of control of our company. Certain of our founding stockholders have agreed, moreover, that they will not vote their shares in favor of certain changes of control unless a majority of each class of shares held by all of the founding stockholders affirmatively vote in favor of these transactions. (See "Description Of Our Securities--Founding Stockholders Agreement").


                            Principal Stockholders

The following table sets forth certain information, computed as of September 21, 1999, about the amount and nature of our securities beneficially owned by:

     . our executive officers (the term "executive officer" is defined as our President, Secretary, Chief Financial Officer {Treasurer}, any vice-president in charge of a principal business function {such as sales, administration or finance}, or any other person who performs similar policy making functions for our company);

     .    our directors;

     . each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and

     .    the group comprised of our current directors and executive officers.

This information was given to us by our stockholders and the numbers used are based on the definitions by the Securities and Exchange Commission found in Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the number of shares listed in the table represent "beneficial ownership" only for purposes of the reports required by the Securities and Exchange Commission. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

                                                                            Series "A"               Series "B"
                                              Common Stock(2)               Preferred            Preferred Stock(2)
                                         -------------------------                              ---------------------
                                                                             Stock(2)
                                                                        -----------------
                                              Amount           %          Amount      %           Amount         %
                                         ----------------  -------      ----------  -----       ----------   --------
John D. Chato (3)(4)(5)................   6,840,739   (6)    70.9%              0      --               0        --

John P. Thuot (3)(4)...................     157,513   (7)     1.6%              0      --               0        --

Barry A. Sheahan (3)(4)................     188,276   (8)     2.0%              0      --               0        --

BO Tech Burner Systems Ltd. (5)........   6,525,713          67.7%              0      --               0        --

Ravenscraig Properties Limited (5).....   2,043,750          21.2%              0      --         125,000      50.0%

818879 Alberta Ltd. (5)................           0             --          1,000     100%              0        --

Executive officers
and directors as a group...............   9,121,015   (9)    70.3%              0      --               0        --
--------------------------

*     Less than one-tenth of one percent.
(1) Messrs. Chato's, Thuot's and Sheahan's and BO Tech Burner Systems' business address is 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4;.Ravenscraig Properties' business address is Box 71, Alofi, Niue, and 818879 Alberta Ltd.'s business address is 4500 Bankers Hall West, 855-2/nd/ Street S.W., Calgary, Alberta, Canada T2P 4K6.
(2) Under Rule 13d-3(d) of the Exchange Act, we include in each person's share count any shares under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of the registration statement containing this prospectus. In computing each person's respective percentage ownership, the shares attributable to his or her exercisable securities under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes), while exercisable securities attributable to the other executive officers, directors or 5% stockholders under the 60-day inclusion rule are disregarded. In computing the percentage ownership our company's officers and directors as a group, all shares attributable to exercisable securities held by the members of that group under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes). The base number of outstanding shares of common stock, series "A" preferred stock and series "B" preferred stock as of the applicable date are 9,643,750, 1,000 and 250,000 shares, respectively.
(3)   Executive officer. (See "Management").
(4)   Director. (See "Management").
(5)   5% stockholder.
(6) Includes, by reason of Mr. Chato's controlling interest in BO Tech Burner Systems, all 6,525,713 shares of common stock held by BO Tech Burner Systems. Does not include 100,000 shares of common stock issuable upon exercise of unvested options granted to Mr. Chato under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan to purchase 100,000 shares of common stock at $2.00 per share. (See "Description Of Our Securities--1999 Clean Energy Stock Plan").
(7) Does not include 80,000 shares of common stock issuable upon exercise of unvested options granted to Mr. Thuot under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan to purchase 80,000 shares of common stock at $2.00 per share. (See "Description Of Our Securities--1999 Clean Energy Stock Plan").
(8) Does not include 80,000 shares of common stock issuable upon exercise of unvested options granted to Mr. Sheahan under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan to purchase 80,000 shares of common stock at $2.00 per share. (See "Description Of Our Securities--1999 Clean Energy Stock Plan").
(9) Does not include shares of common stock held by Messrs. Chato, Thuot and Sheahan by virtue of their status as stockholders of BO Tech Burner Systems.

To our knowledge there are no existing arrangements the operation of which may, at a later date, result in a change in control of our company.

                Certain Relationships And Related Transactions

Transactions With Management and Others

We have entered into the following transactions through the date of this prospectus with our executive officers, directors and securities holders identified in that section of this prospectus captioned "Security Ownership of Certain Beneficial Owners and Management."

PBC Technology License

On March 5, 1999, we entered into a PBC Technology License with 818879 Alberta pursuant to which it granted us an exclusive fully-paid worldwide license to design, engineer, manufacture, market, distribute, lease and sell burner products using the PBC technology, and to sublicense and otherwise commercially exploit the PBC technology. 818879 Alberta is one of our founders and is the sole holder of our series "A" preferred stock, and its affiliate, Ravenscraig Properties Limited, holds a minority interest in our common stock. (See "Business--Corporate Structure"). 818879 Alberta acquired the rights to the PBC technology in December 1998 from TOBA Developments Ltd., a creditor of the BO Group and its affiliates, for the sum of Cdn. $525,000 paid to TOBA to satisfy a debenture under foreclosure. For a detailed description of the terms of the PBC Technology License, see "Business--License Agreements--PBC Technology License."

The terms of 818879 Alberta's acquisition of the PBC technology from TOBA and its later licensing of the PBC technology to our company pursuant to the PBC Technology License were each negotiated on an arms-length basis between the parties. We did not obtain any independent valuation relative to the terms of the PBC Technology License or the value of the PBC technology from any appraiser or other expert in the valuation of technologies and businesses.

Diesel Technology License

On March 5, 1999, we entered into a Diesel Technology License with John D. Chato pursuant to which he granted us an exclusive worldwide license to design, engineer, manufacture, market, distribute, lease and sell burner products using the diesel technology, and to sublicense and otherwise commercially exploit the diesel technology. Mr. Chato is one of our founders and the holder, together with other members of the Bo Group, of a controlling interest in our common stock. (See "Business--Corporate Structure"). For a detailed description of the terms of the Diesel Technology License, see "Business--License Agreements--PBC Technology License."

The terms of the Diesel Technology License were negotiated on an arms-length basis between the parties. We did not obtain any independent valuation relative to the terms of the Diesel Technology or the value of the diesel technology from any appraiser or other expert in the valuation of technologies and businesses.

Founding Stockholders Agreement

On March 1, 1999, we entered into a Founding Stockholders Agreement with our founding common stockholders relating to certain matters deemed necessary to ensure the continuity of our management and ownership. For a detailed description of the terms of the Founding Stockholders Agreement, see "Description Of Our Securities--Founding Stockholders Agreement."

Advances On Behalf of Clean Energy

We have paid 818879 Alberta the sum of Cdn. $224,156 (principal and interest) in reimbursement of Cdn. $219,000 advanced by 818879 Alberta to BO Tech Burner Systems from January through May 1999 for the purpose of funding certain pre-incorporation expenses incurred by BO Tech Burner Systems on our behalf in connection with our pending projects. Our founders agreed when forming our company that we would repay 818879 Alberta for these advancements from the proceeds of our first offering of securities, including interest accrued at the rate of 8 3/4% from date of advancement, and we assumed that obligation upon our formation.

Indebtedness of Management and Others to Clean Energy

None of our executive officers, directors and securities holders identified in that section of this prospectus captioned "Principal Stockholders" are indebted to our company.


                         Description Of Our Securities

General

Our Certificate of Incorporation authorizes us to issue the following classes of capital stock:

     .   15,000,000 shares of common stock; and

     . 1,000,000 shares of preferred stock in one or more series, with each series having such powers, preferences and rights as our Board of Directors may confer. Two series of preferred stock have been designated to date, as follows:

          .  1,000 shares of series "A" preferred stock; and

          .  450,000 shares of series "B" preferred stock.

We have issued the following number of shares of our authorized capital stock as of September 21, 1999, all of which are currently outstanding and fully paid and nonassessable:

     .   9,643,750 shares of common stock;

     .   1,000 shares of series "A" preferred stock; and

     .   250,000 shares of series "B" preferred stock.

See "Risk Factors--Risks Relating To This Distribution--We Can Issue Additional Capital Stock At Any Time."

Common Stock

Each common stockholder is entitled to one vote for each share he or she may own of record on any matter voted upon by our common stockholders.

Should we liquidate, dissolve or wind-up our company, our common stockholders will share equally and ratably in any assets which remain after we:

     .   pay all of our debts and liabilities, and

     . pay any liquidation preference due to any outstanding class of preferred stock.

Our common stockholders are entitled to receive and share dividends on a pro rata basis should our Board of Directors declare a dividend on our common stock. Any dividend our Board may declare in favor of our common stockholders will be subject to the following restrictions:

     . any dividend and liquidation rights or preferences reserved to any outstanding class of preferred stock;

     . any dividend restrictions that may be contained in future credit facilities; and

     . any restrictions imposed under Delaware corporate law (Delaware corporate law provides that no dividend or other distribution {including redemptions or repurchases of shares of capital stock} may be made by a corporation if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of our business, or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights of its preferred stockholders.)

We do not currently intend to pay dividends on shares of our common stock. (See "Dividend Policy").

Our common stock has no preemptive or cumulative voting rights under our Certificate of Incorporation, and is not subject to any redemption, sinking fund or conversion provisions, with the exception of 818879 Alberta, Ltd.'s obligation to surrender common stock upon the termination of the PBC Technology License. Specifically, we must pay up to Cdn. $525,000 to 818879 Alberta, Ltd., plus interest accrued thereon at the rate of 13% per annum from January 1, 1999, in order to preserve our right to acquire full ownership of the PBC technology should 818879 Alberta exercise its right to terminate the PBC Technology License after March 4, 2002 if our common stock is not then actively trading on a National Market. 818879 Alberta, Ltd. must, in turn, surrender to our company any shares of series "A" preferred stock which then remain outstanding, plus up to 593,750 shares of common stock. (See "Business--License Agreements").

Series "A" Preferred Stock

Our series "A" preferred stockholders are generally not entitled to vote, except that they may elect to our Board of Directors a number of directors equal to one-fourth of our total directors (or the minimum whole number in excess of one-fourth of our total directors if the total number of our directors is not a multiple of four).

Our Certificate of Incorporation also prohibits us from taking the following actions without the affirmative vote or consent of a majority of our series "A" preferred stock holders:

     . change, amend, or repeal any of the provisions of our Certificate of Incorporation which would adversely affect the rights, preferences, privileges, and restrictions of our series "A" preferred stock or authorize our Board of Directors to do so;

     . effect an exchange, reclassification, or cancellation of all or part of our series "A" preferred stock or effect an exchange, or create a right of exchange, of all or part of the shares of any other class into series "A" preferred stock;

     . increase or decrease: (1) the presently authorized number of shares of our preferred stock, including our series "A" preferred stock; or (2) the presently authorized number of shares of our common stock (except and then only to the extent necessary to effectuate a forward stock-split with respect to our common stock);

     . fix or alter the designation, powers, preferences and rights of the shares of any series of our preferred stock (other than our series "A" preferred stock), and establish the number of shares contained in any series;

     . issue any shares of our preferred stock (other than our series "A" preferred stock), or any security convertible into shares of our preferred stock;

     . create any new class of shares (or any security convertible into that new class) ranking on a parity with or having rights, preferences or privileges, as to assets, senior to our series "A" preferred stock;

     . declare or pay any dividend with respect to any shares of our common stock, series "B" preferred stock or any other equity securities of our company (other than our series "A" preferred stock), or permit or authorize any of our subsidiaries to declare or pay any dividend with respect to any of their equity securities (which we collectively refer to as "Series A Junior Securities"), whether payable out of our legally available cash or property (unless and then only to the extent the dividend relates to the issuance of shares of our common stock in connection with a forward stock-split with respect to outstanding shares of our common stock);

     . redeem, purchase or otherwise acquire directly or indirectly, or permit or authorize any of our subsidiaries to redeem, purchase or otherwise acquire directly or indirectly, any shares of our common stock, series "B" preferred stock or other of our Series A Junior Securities or any securities convertible into our Series A Junior Securities, or set aside any monies for the purchase or redemption (through a sinking fund or otherwise) of any of those securities;

     . sell or convey our principal assets or businesses, or the principal assets or businesses or equity securities (or securities convertible into equity securities) of any of our subsidiaries, except inter-company transactions amongst our company and our wholly owned subsidiaries;

     . merge or consolidate our company (other than a short-form merger of a wholly-owned subsidiary into our company which does not require the vote of our stockholders) with or into another legal entity or entities;

     .   dissolve, liquidate or wind-up our company; or

     . make an assignment for the benefit of our creditors, or file a petition under any federal, state or provincial bankruptcy law or statute, which petition is not vacated within ninety days.

Each holder of our series "A" preferred stock is entitled to one vote for each share he or she may own of record on any matter voted upon by those stockholders.

818879 Alberta, Ltd. has agreed, under the terms of the Founding Stockholders Agreement, that it will not withhold its consent to the payment of certain dividends pursuant to its right under our Certificate of Incorporation under certain circumstances. (See "Description Of Our Securities--Founding Stockholders Agreement").

Our series "A" preferred stock is not entitled to participate in dividends declared by our Board.

Our Certificate of Incorporation provides that our series "A" preferred stockholders will be entitled to receive $1 per share, or $1,000 in the aggregate based upon the 1,000 shares of series "A" preferred stock currently outstanding, should our company liquidate, dissolve or wind-up. The series "A" preferred stock liquidation preference is payable from any assets which remain available for distribution after provision for payment of our debts and the liquidation preference held by our series "A" preferred stock, but before any provision is made for our common stock. (See "Risk Factors--Risks Relating To This Distribution--You Should Not Expect To Receive A Liquidation Distribution"). Our series "A" preferred stockholders will have no right to participate in any assets that may remain for distribution after satisfaction of their series "A" liquidation preference.

Our Certificate of Incorporation provides further that each share of our preferred stock is convertible at the option of its holder into one share of our common stock (subject to adjustment for stock dividends, combinations or splits). In addition, if our common stock is accepted for listing or quotation on a National Market and actively trades on that market for a two year continuous period, all outstanding shares of series "A" preferred stock will automatically convert into common stock in the same conversion ratio as if voluntarily converted.

Our series "A" preferred stock has no preemptive or cumulative voting rights under our Certificate of Incorporation, and is not subject to any redemption, sinking fund or conversion provisions, with the exception of the following:

     . Our Certificate of Incorporation provides that each share of series "A" preferred stock will be converted into one share of common stock (subject to adjustment for stock dividends, combinations or splits):

               .   at the option of its holder; or

               . if our common stock is accepted for listing or quotation on a National Market and actively trades on that market for a two year continuous period.

     . Our Founding Stockholder's Agreement provides that each share of series "A" preferred stock will be converted into one share of common stock (subject to adjustment for stock dividends, combinations or splits), should:

               . the aggregate holdings of Ravenscraig Properties Limited and its affiliates in our common stock at any time become less than 5% of the total number of shares of our common stock outstanding (unless the decrease is attributable to a stock redemption); or

               . 818879 Alberta sell or assign any of our series "A" preferred stock to any third party other than any affiliate of 818879 Alberta and Ravenscraig without our prior written consent. (See "Description Of Our Securities--Founding Stockholders Agreement").

Our Founding Stockholder's Agreement also requires 818879 Alberta, Ltd.'s to surrender all outstanding shares of series "A" preferred stock upon the termination of the PBC Technology License. Specifically, we must pay up to Cdn. $525,000 to 818879 Alberta, Ltd., plus interest accrued thereon at the rate of 13% per annum from January 1, 1999, in order to preserve our right to acquire full ownership of the PBC technology should 818879 Alberta exercise its right to terminate the PBC Technology License after March 4, 2002 if our common stock is not then actively trading on a National Market. 818879 Alberta, Ltd. must, in turn, surrender to our company any shares of series "A" preferred stock which then remain outstanding, plus up to 593,750 shares of common stock. (See "Business--License Agreements").

Our series "A" preferred stockholders will be entitled to receive, in cash or securities, the amount they would have received upon our voluntary or involuntary liquidation, dissolution or winding-up upon the occurrence of any of the following:

     .   any recapitalization or reclassification of our capital stock;

     . our merger or consolidation with or into another corporation or corporation;

     . our corporate reorganization (including an exchange reorganization or a sale-of-assets reorganization); or

     . any transaction in which all or substantially all of our assets are sold;

         with the exception, in any of the above cases, of

            . any transaction whose principal purpose is to change the state in which our company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including a merger into a wholly-owned subsidiary, or

            . the merger of our company with or into a corporation that is controlled by our company immediately after the transaction.

Series "B" Preferred Stock

Each holder of our series "B" preferred stock is entitled to vote on all matters voted upon by our common stockholders, and will be deemed for voting purposes to hold that number of whole shares of common stock into which his or her series "B" preferred stock could be converted. Our Certificate of Incorporation also prohibits us from taking the following actions without the affirmative vote or consent of a majority of our series "B" preferred stock holders:

     . change, amend, or repeal any of the provisions of our Certificate of Incorporation which would adversely affect the rights, preferences, privileges, and restrictions of our series "B" preferred stock or authorize our Board of Directors to do so;

     . effect an exchange, reclassification, or cancellation of all or part of our series "A" preferred stock or effect an exchange, or create a right of exchange, of all or part of the shares of any other class into series "A" preferred stock;

     . increase or decrease: (1) the presently authorized number of shares of our series "B" preferred stock; or (2) the presently authorized number of shares of our common stock (except and then only to the extent necessary to effectuate a forward stock-split with respect to our common stock);

     . fix or alter the designation, powers, preferences and rights of the shares of any series of our preferred stock (other than our series "B" preferred stock), and establish the number of shares contained in any series;

     . issue any shares of our preferred stock (other than our series "B" preferred stock), or any security convertible into shares of our preferred stock;

     . create any new class of shares (or any security convertible into the new class) ranking on a parity with or having rights, preferences or privileges, as to assets, senior to our series "B" preferred stock;

     . create any new class of shares (or any security convertible into the new class) ranking on a parity with or having rights, preferences, or privileges, as to assets, junior to our series "B" preferred stock but senior to our common stock;

     . declare pay or make any distribution (other than a dividend payable in cash or property pursuant to which our series "B" preferred stock is otherwise entitled to participate) with respect to any shares of our capital stock or any other equity securities of our company ranking junior to our series "B" preferred stock upon liquidation or distribution (except in shares of, or warrants or rights to subscribe for or purchase shares of our company which are junior to our series "B" preferred stock as to assets), or permit or authorize any of our subsidiaries to declare, pay or make any distribution with respect to any of their equity securities (we refer to these securities as "Series B

         Junior Securities"), if after giving effect to that distribution there is accrued but unpaid dividends or accrued but unpaid Series B liquidation preference;

     . declare or pay any dividend payable in cash or property (after taking into consideration provision for the Series "B" liquidation preference) unless:

           . the dividend relates to the issuance of shares of our common stock as a dividend on outstanding shares of our common stock, or

           . our Board of Directors declare that our series "B" preferred stockholders may participate in the dividend on the same basis as if all of their series "B" preferred stock had been converted into common stock; and

     . redeem, purchase or otherwise acquire directly or indirectly, or permit or authorize any of our subsidiaries to redeem, purchase or otherwise acquire directly or indirectly, any of our Series B Junior Securities or any securities convertible into our Series B Junior Securities, or set aside any monies for the purchase or redemption (through a sinking fund or otherwise) of any of those securities if, after giving effect to that redemption or purchase, any accrued but unpaid dividends are payable to our series "B" preferred stockholders or there is an accrued but unpaid series "B" liquidation preference.

Our series "B" preferred stock may only participate in dividends if permitted to do so by our Board of Directors. If our series "B" preferred stock is granted participation rights, they will share in the dividend on a pro rata basis as if their shares of series "B" preferred stock were converted into common stock. We do not currently intend to declare any dividends on shares of our common stock. (See "Dividend Policy").

Should we liquidate, dissolve or wind-up of our company, our Certificate of Incorporation requires us to pay to our series "B" preferred stockholders an amount equal to the "stated value" of their series "B" preferred shares (defined as the issuance cost for these securities) The stated value of the 250,000 shares of series "B" preferred stock currently outstanding is $2 per share, or $500,000 in the aggregate. The series "B" preferred stock liquidation preference is payable from any assets which remain available for distribution after we make provision for payment of our debts, but before we make any provision for any liquidation payments on our series "A" preferred or common stock. (See "Risk Factors--Risks Relating To This Distribution--You Should Not Expect To Receive A Liquidation Distribution"). Our series "B" preferred stockholders will have no right to participate in any assets that may remain for distribution after satisfaction of the series "B" liquidation preference.

Our Certificate of Incorporation provides that each share of series "B" preferred stock will be converted into one share of common stock (subject to adjustment for: (1) the issuance of our common stock under certain circumstances for cash consideration of less than the Stated Value of the series "B" preferred stock; determined on a cumulative basis after taking into consideration all previous issuances of common stock; or (2) stock dividends, reclassifications, splits and other similar events stock dividends, combinations or splits):

     .    at the option of its holder; or

     . if our common stock is accepted for listing or quotation on a National Market.

Our series "B" preferred stock has no preemptive or cumulative voting rights under our Certificate of Incorporation, and is not subject to any redemption, sinking fund or conversion provisions other than the previously noted conversion feature.

Our series "B" preferred stockholders will be entitled to receive, in cash or securities, the amount they would have received upon the voluntary or involuntary liquidation, dissolution or winding-up of our company upon the occurrence of any of the following:

     .    any recapitalization or reclassification of our capital stock;

     . our merger or consolidation with or into another corporation or corporation;

     . our corporate reorganization (including an exchange reorganization or a sale-of-assets reorganization); or

     . any transaction in which all or substantially all of our assets are sold;

     with the exception, in any of the above cases, of

          . any transaction whose principal purpose is to change the state in which our company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including a merger into a wholly-owned subsidiary, or

          . the merger of our company with or into a corporation that is controlled by our company immediately after the transaction.

Non-Designated Preferred Stock

Our Board of Directors is authorized under our Certificate of Incorporation to designate additional series of our preferred stock from the balance of authorized shares not previously designated as part of our series "A" preferred stock and series "B" preferred stock, and to fix the number of shares within each series so designated and determine the designation, powers, preferences and rights of that series (subject to the consent rights reserved to our series "A" preferred and series "B" preferred stockholders).

Provisions In Our Certificate Of Incorporation and Bylaws Governing Rights of Stockholders

Certain provisions in our Certificate of Incorporation and Bylaws described below govern and, to a certain degree circumscribe, the rights of our stockholders to appoint or remove directors, and to call special meetings or take actions by written consent:

Number of Directors; Non-Series A Directors and Series A Directors; Appointment; Removal

Our Certificate of Incorporation and Bylaws provide that the authorized number of our directors will be not less than two nor more than twelve as fixed from time-to-time by resolution of our Board of Directors, and that our Board will be comprised of following two separate classes of directors:

     . "Non-Series A Directors" appointed exclusively by our common and series "B" preferred stockholders voting as one class (with our series "B" preferred stockholders voting on the same basis as if their shares had been converted into common stock); and

     . "Series A Directors" appointed exclusively by our series "B" preferred stockholders. These stockholders have the right to appoint a number of Series A Directors which, when aggregated with the total number of our Non-Series A Directors, would equal one-fourth of the total number of directors (or the minimum whole number in excess of one-fourth should
                                                            ----------
        the total number of directors not be a multiple of four).

Our Board of Directors is presently fixed at three members, all of whom are designated as "Non-Series A Directors." Although 818879 Alberta, Ltd.--the sole holder of our series "A" preferred stock--has the right to appoint a Series A Director to our Board, it has not exercised that right of appointment to date and has no current intent to do so.

Our Certificate of Incorporation and Bylaws provide that each director will each hold office until the annual meeting for the year in which his or her term expires and until his or her successor is duly elected, unless the term has previously expired due to his or her death, resignation, retirement, disqualification or removal from office. Any vacancy in any Non-Series A Director position, however resulting, or any newly created Non-Series A Director position, may only be filled by a majority of our directors then in office, even if less than a quorum, or by a sole remaining director and not by our stockholders. Any vacancy in any Series A Director position, however resulting, or any newly created Series A Director position, may only be filled by a majority of our outstanding series "A" preferred stock. Any director elected to fill a vacancy will hold office for a term which coincides with the terms of the class to which he or she was elected.

Our Non-Series A Directors may be removed from office at any time, for cause only, by the affirmative vote of a majority of our outstanding common and series "B" preferred stock, voting as one class (with our series "B" preferred stockholders voting on the same basis as if their shares of series "B" preferred stock had been converted into common stock). Our Series A Directors may be removed from office at any time, with or without cause, by a majority of our outstanding series "A" preferred stock.

Special Meetings of Stockholders; Written Consents

Our Certificate of Incorporation and Bylaws provide that special meetings of our common and series "B" preferred stockholders may be called only by our Board of Directors, the Chairman of our Board, our Chief Executive Officer or our President. Moreover, any action required or permitted to be taken at any annual or special meeting of our common and series "B" preferred stockholders:

     . can only be taken upon the vote of the those stockholders at an annual or special meeting duly noticed and called, as provided in our Certificate of Incorporation and Bylaws; and

     . may not be taken by written consent of our stockholders unless approved by the affirmative vote of at least two-thirds of the combined voting power of the outstanding shares of our stock of all classes and series entitled to vote on the matter.

The only exceptions to the foregoing restrictions involve matters which specifically require the affirmative consent of our series "A" or series "B" preferred stockholders as a class under our Certificate of Incorporation, which approval may be given by written consent of a majority of shares held by those stockholders.

Our Certificate of Incorporation and Bylaws provide that our series "A" preferred stockholders may call special meeting at any time for any purpose or purposes, and can take any action by written consent.

Amendment or Revocation

Our Certificate of Incorporation and Bylaws provide that the foregoing provisions can only be amended or repealed, or inconsistent provisions adopted, by

     . the affirmative vote of at least two-thirds of the combined voting power of the outstanding shares of our stock of all classes and series entitled to vote generally in the election of our directors, voting together as a single class (e.g., our common and series "B" preferred stockholders voting as a class), and

     . any class or series of our stock required by law or by our Certificate of Incorporation or Bylaws (e.g., our series "A" and series "B" preferred stockholders, voting separately, to the extent they are affected by the action).

Founding Stockholders Agreement

On March 1, 1999, we entered into a Founding Stockholders Agreement with our eight founders and initial common stockholders (Messrs. John D. Chato, John P. Thuot, James V. DeFina, Barry A. Sheahan and Robert Alexander, and BO Tech Burner Systems and Ravenscraig Properties Limited), and our initial series "A" preferred stockholder (818879 Alberta, Ltd.) relating to certain matters deemed necessary to ensure the continuity of our management and ownership. The Founding Stockholders Agreement provides, among other things, for the following rights and obligations amongst our company and these founding stockholders:

     . 818879 Alberta, Ltd. agrees that its will note sell or assign our series "A" preferred stock to any third party (other than any affiliate of 818879 Alberta and Ravenscraig Properties) without our prior written consent.

     . 818879 Alberta granted us the right to convert any outstanding series "A" preferred stock into common stock should:

            . 818879 Alberta consummate any unpermitted sale or transfer of the series "A" preferred stock; or

            . the aggregate holdings of Ravenscraig Properties Limited and its affiliates in our common stock become less than 5% of the total number of shares of our common stock outstanding (excluding decreases attributable to stock redemptions).

     . 818879 Alberta, Ltd. agreed that any person its seeks to appoint as a Series A Director to our Board of Directors must be reasonably acceptable to our Board. We agreed that 818879 Alberta Ltd. would have the right to have an observer attend all meetings of our Board so long 818879 Alberta Ltd. or its affiliates hold our series "A" preferred stock.

     . 818879 Alberta, Ltd. agrees that it will not withhold its consent to the payment of certain dividends pursuant to its right as the holder of our series "A" preferred stock under our Certificate of Incorporation should we procure the quotation of our common stock on the Nasdaq National Market.

     . We agreed to grant pre-emptive rights to our seven initial common stockholders entitling each of them to participate on a pro rata basis with respect to certain offerings of our equity securities on or before March 31, 2002. Specifically, should we issue any securities (other than debt securities with no equity feature) in a private offering for cash on or before March 31, 2002, we must offer each founding common stockholder then holding our common stock a 30-day right entitling him or her to purchase those securities at the same price and terms to be offered (although this obligation is subject to certain conditions and exceptions). If any founding common stockholder elects to purchase more securities than offered, he or she will be entitled to purchase his or her pro rata portion of the offered securities. This preemptive right does not apply to the following (among other events):

            . securities we may issue or create as a result of any stock dividend, subdivision, reclassification, recapitalization or similar event;

            . securities we may issue under a firm commitment underwritten public offering;

            . securities we may issue to fulfill or comply with any of our obligations to issue securities under any present or future stock option plan, stock purchase, bonus, savings investment, or other stock incentive programs for the benefit of our directors, officers, employees or consultants;

            . securities we may issue in isolated transactions in payment for goods and services;

            . securities we may issue by reason of the exercise of outstanding options, warrants or other rights to acquire securities; or

            . securities we may issue in consideration of our acquisition (whether by merger or otherwise) of the stock or assets of another entity.

         These rights are personal, non-transferable rights limited to our founding common stockholders (subject to certain rights of transfer to family members or affiliates or with our consent in our sole discretion), and may only be exercised by any individual founding common stockholder or permitted assignee if he or she then holds at least 5,000 shares of common stock.

     . Should our stockholders approve the sale, transfer, exchange or other disposition of 50% or more of our capital stock in a single or series of related transactions (which we refer to as an "Approved Stock Sale Transaction"), Ravenscraig and its permitted successors retain the right to sell, transfer, exchange or otherwise dispose of any common stock then held by them as part of the Approved Stock Sale Transaction on a pro rata basis with all other selling stockholders (even if they did not grant their approval for the Approved Stock Sale Transaction or otherwise consent to the sale, transfer, exchange or other disposition of their common stock in accordance with the terms of the Approved Stock Sale Transaction).

     . We agree to use our best efforts to initially procure the quotation of our common stock on the NASD OTC Bulletin Board, and to later procure the quotation of our common stock on either tier of The Nasdaq Stock Market (e.g., either The Nasdaq SmallCap Market or the Nasdaq National Market).

     . Our founding common stockholders (other than Ravenscraig Properties) agreed to subject his or her shares of common stock to certain OTC Bulletin Board Lock-Up restrictions. These restrictions are described below in the section of this prospectus captioned "OTC Bulletin Board Lock-Up."

     . Our founding common stockholders each agreed they would not to vote in favor of or otherwise approve any transaction or series of transactions which would effectuate a "Change In Control" unless that transaction was otherwise approved by a majority of our common stock then held by the founding common stockholders and a majority of our outstanding series "A" preferred stock. The term "Change In Control" is defined as any time an "Acquiring Person" attains, by reason of and immediately after a transaction or series of related transactions (with certain exceptions), "Beneficial Ownership" of 50% or more of the "Total Combined Voting Power" of our then outstanding "Voting Securities" (as those terms are defined in the Founding Stockholders Agreement).

OTC Bulletin Board Lock-up Restrictions

A portion of our currently outstanding common stock held by our founding common stockholders, and all 500,000 shares of our common stock which may be derived by conversion of shares of our currently outstanding series "B" preferred stock, are subject to certain OTC Bulletin Board Lock-Up restrictions contained in our Founding Stockholders Agreement. These restrictions were formulated to assist in the creation of an orderly market for the sale of our common stock on the OTC Bulletin Board by preventing too many shares from being offered for sale within the first nine months of quotation on the OTC Bulletin Board.

Specifically, if our common stock is quoted on the OTC Bulletin Board before December 31, 2000, these shares, whether held by our founding common stockholders or their successors, cannot be sold on that market without our prior consent until a certain specified date. Any waiver we may grant pursuant to our discretionary authority must be exercised on a pro rata basis with respect to all common stockholders who are subject to the OTC Bulletin Board Lock-Up restrictions and whom desire to sell those shares on that market. Any distributees of less than 3,000 shares of our common stock under this prospectus will be entitled to sell those shares on the OTC Bulletin Board at any time free of the OTC Bulletin Board Lock-Up restrictions. (See "Description Of Our Securities--Founding Stockholders Agreement").

The following table lists the total shares of our common stock which will be subject to the OTC Bulletin Board Lock-Up restrictions after the consummation of the distributions contemplated by this prospectus, and their respective release dates:

     Total Shares of Common Stock                    OTC Bulletin Board Lock-Up Release Dates
-------------------------------------                ----------------------------------------
    Held by Founding      Conversion of series           Months After              Fixed Date
         Common           "B"  preferred stock         Quotation on OTC           (if earlier)
                          --------------------                                 ---------------
      Stockholders                                      Bulletin Board
---------------------                                --------------------
         2,108,835                125,000                 Three Months            June 30, 2000
         2,108,835                125,000                  Six Months             September 30, 2000
         2,108,835                125,000                  Nine Months            December 31, 2000
         ---------                -------
         6,326,505                375,000
         =========                =======

1999 Clean Energy Stock Plan

Description of Plan

On March 5, 1999, our Board and stockholders approved our 1999 Clean Energy Combustion Systems, Inc. Stock Plan, which we refer to as the "1999 Stock Plan." The purpose of the 1999 Stock Plan is to provide our company with a vehicle to attract, compensate and motivate selected directors, officers, employees and consultants and advisors, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable us, in our sole discretion and from time to time, to offer to or provide incentives or inducements to those persons in the form of stock awards, stock options or stock appreciation rights (which we collectively refer to as "Awards") in an aggregate amount which cannot exceed 1,000,000 shares of our common stock, thereby affording those persons with an opportunity to share in potential capital appreciation in our common stock. Consultants and advisors will only be eligible to receive a grant under the 1999 Stock Plan if they are:

     .    natural persons; and

     . provide bona fide consulting services to our company or its subsidiaries under a contract (but excluding any services they may render in connection with the offer and sale of our securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for our securities).

The 1999 Stock Plan is administered by a Plan Administrator, which is may be our Board of Directors or, at our Board's discretion, the Compensation Committee of our Board or any other committee selected by our Board, or our President or his designee. The Plan Administrator has the empower, subject to the terms and conditions of the 1999 Stock Plan, to determine the following matters:

     .    which persons are eligible to receive Awards under the 1999 Stock
          Plan;

     .    which eligible persons may be recipients of Awards;

     . the type of Award (i.e., stock grant, option or stock appreciation right);

     .    the time or times at which the Awards may be granted;

     .    the number of shares of our common stock subject to each Award;

     . the time and manner in which any Award which is an option will be exercisable (including the exercise price and option period);

     .    whether any Award will subject to vesting conditions; and

     .    any other terms and conditions of an Award.

The Plan Administrator has the power to interpret and administer the 1999 Stock Plan in its sole discretion, and all of its decisions are final.

Stock grants under the 1999 Stock Plan will be awarded under the following different circumstances:

     . As a "bonus" or "reward" for services previously rendered and otherwise compensated (this type of Award is comparable to a gift since our company has no legal obligation to make the grant, and would ordinarily do so only in our discretion to recognize extraordinary services).

     . As "compensation" for the previous or future performance of services or attainment of goals (this type of Award would commonly occur in a situation in which the recipient enters into an agreement with our company to be paid shares of common stock (in lieu of cash) for the provision of past or future services).

     . In "consideration" for the payment of a purchase price for our common stock (this alternative would ordinarily apply where the recipient desires to purchase our common stock, and our company is willing to sell our common stock to the recipient).

Where payment is required to purchase our common stock under a stock grant, the purchase price will be that price (including at a premium or discount to the current fair market value of our common stock) as determined in the Plan Administrator's sole discretion.

Options granted under the 1999 Stock Plan may:

     . be either non-qualified or incentive stock options ("incentive" stock options generally have more favorable United States income tax considerations than "non-qualified" stock options);

     . cannot have an exercise price of less than 85% of the fair market value of our common stock as of the date of grant (and not less than 100% of fair market value in the case of incentive stock options); and

     .    may not have a term which exceeds ten years from date of grant.

Certain additional restrictions apply in the case of grants of incentive stock options to persons who are 10% stockholders of our company.

Stock appreciation rights may be granted under the 1999 Stock Plan in conjunction with, or may be unrelated to, options granted under the 1999 Stock Plan. A stock appreciation right entitles the recipient to receive a payment, in cash or shares of our common stock or a combination thereof, in an amount equal to the excess of the fair market value of our common stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Plan Administrator not to exceed ten years after the date of grant. If a stock appreciation right is issued in tandem with an option granted under the 1999 Stock Plan, the stock appreciation right will be canceled upon exercise of the option. A stock appreciation right may be issued subject to vesting conditions on a similar basis as an option.

Awards granted under the 1999 Stock Plan are generally not transferable, and will be subject to any vesting we may impose, all as governed by certain applicable securities laws. A recipient of a grant must generally pay consideration for the exercise of the option or purchase of our common stock in cash; provided, however, we may permit the recipient to pay in shares of our common stock or other property, including a promissory note.

The 1999 Stock Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board of Directors. Neither our Board of Directors nor the Plan Administrator may materially impair any outstanding Awards without the express consent of the recipient. The Plan Administrator may also modify the terms of outstanding options or the vesting conditions placed upon any stock grants set forth in the underlying Award Agreement. However, no modification can impair a recipient's rights under the Award Agreement without his or her express consent.

Grants To Date Under The 1999 Stock Plan

As of the date of this prospectus, we have granted incentive stock options under the 1999 Stock Plan to certain of our officers and key employees entitling them to purchase an aggregate of 320,000 shares of our common stock at a price of $2.00 per share. The noted options vest in equal installments upon the conclusion of the first through fifth annual anniversaries of continuous employment, and lapse five years from date of vesting. (See
"Management--Employment Agreements And Executive Compensation").

Delaware Business Combination Act

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law (the "Business Combination Act") which generally restricts an "interested stockholder" (defined as a beneficial owner of 15% or more of stock) from entering into a business combination with the target company for a period of three years unless:

     . the board of directors of the target company approves the combination before the acquisition of the 15% interest;

     . the interested stockholder acquires at least 85% of the stock of the target company as part of the transaction in which the 15% will be acquired (excluding stock owned by officers who are also directors and certain voting stock held by employee benefit plans); or

     . the board of directors approves a combination by a majority vote and two-thirds of other stockholders approve at a duly called stockholders meeting.

A business combination is defined as:

     .    a merger or consolidation requiring stockholder approval,

     . the sale, lease, pledge, or other disposition of assets, including by dissolution, having at least 50% of the entire value of assets of the company, or

     . the proposed tender or exchange offer of 50% or more of the voting stock of the target company.

                             Plan Of Distribution

This prospectus relates to the offer and distribution of up to 7,705,732 shares of our common stock by certain of our executive officers and directors and certain of our founding stockholders who are considered to be our "affiliates" under the United States federal securities laws. The distributing stockholders will effectuate the offer and distribution through the following series of transactions:

     . First, BO Tech Burner Systems Ltd., a British Columbia corporation which is one of our founding stockholders, will distribute 5,437,803 shares of our common stock as a dividend in specie to its stockholders and those of its parent and subsidiary, as follows:

               . BO Tech Burner Systems will first contribute 753,724 shares to its majority-owned subsidiary, BO Gas Limited, also a British Columbia corporation. BO Gas Limited, in turn, will distribute these shares to up to 134 of its stockholders of record as a dividend in specie; and

               . BO Tech Burner Systems will then distribute 4,684,079 shares to its 54 stockholders of record as a dividend in specie. BO Tech Burner Systems' controlling parent company, BO Development Enterprises Ltd., a British Columbia corporation, will receive 2,599,084 shares as part of this dividend distribution, and will, in turn, distribute these shares to its 28 stockholders of record as a dividend in specie.

     . Second, BO Tech Burner Systems will next distribute 1,087,910 shares, representing the balance of its holdings, to five claimants to satisfy potential claims these persons may have against BO Tech Burner Systems and its affiliated companies. Included in this total will be 892,019 shares that BO Tech Burner Systems will distribute to a licensee, Technoquest, Inc., a Nevada corporation, to satisfy potential claims relating to a terminated license agreement. Technoquest, in turn, will distribute these 892,019 shares to its 47 stockholders of record as a dividend in specie.

     . Finally, certain of our stockholders desire to gift a total of 1,180,019 of their shares of our common stock to their family members and close friends. Specifically, Messrs. John D. Chato, John P. Thuot, James V. DeFina and Barry Sheahan desire to gift 60,000, 82,513, 50,000 and 33,100 shares, respectively, and Mr. R. Dirk Stinson desires to gift 954,406 shares currently held by his wholly-owned corporation, Ravenscraig Properties Limited, which is one of our affiliated stockholders.

A summary of the names of our distributing stockholders and their current respective holdings in our company and the number of shares of our common stock they will distribute under this prospectus are set forth in that section of this prospectus captioned "Distributing Stockholders."

Neither Clean Energy nor any of our distributing stockholders will receive any payment of cash or other tangible property for the common stock distributed under this prospectus. We will pay all expenses incurred in facilitating the distribution under this prospectus, including registration fees, and printing, legal and accounting fees, estimated at $72,500, from our general funds.

The foregoing distributions by our distributing stockholders other than BO Gas Limited will be effectuated immediately after the date the registration statement containing this prospectus clears the Securities and Exchange Commission staff comment process and is declared effective. The distribution by BO Gas Limited to its stockholders will be delayed beyond that effective date pending the expiration of a cash rescission offer extended by BO Gas Limited to certain of its stockholders under the securities laws of the province of British Columbia.

No underwriters, dealers or finders are involved or expected to be involved in the distributions of our common stock under this prospectus, and no payments of commissions, finders fees or any other compensation will be made to any parties other than fees payable to our attorneys and accountants for professional services rendered. Neither Clean Energy nor any of our distributing stockholders will receive any payment of cash or other tangible property as part of any of the contemplated distributions.

Assuming no transfers of our securities pending the distributions contemplated by this prospectus, we will have, immediately following the consummation of the distributions contemplated by this prospectus, up to 276 holders of record for our common stock, one holder of record for our series "A" convertible preferred stock, and 6 holders of record for our series "B" convertible preferred stock.

                            Distributing Stockholders

The following table sets forth the names of our distributing stockholders, their aggregate beneficial holdings of our common stock as of September 21, 1999 before the distributions contemplated by this prospectus, the aggregate number of shares of our common stock to be directly or indirectly distributed with respect to each distributing stockholder under this prospectus, and their aggregate beneficial holdings of our common stock after the consummation of the distributions contemplated by this prospectus:

                                                                           Common Stock
                                           ----------------------------------------------------------------------------
                                                 Aggregate Shares                                   Aggregate Shares
                                               Beneficially Owned         Aggregate Shares        Beneficially Owned
                                              Before Distributions      Indirectly or Directly     After Distributions
                                              Contemplated By This       Distributed Under          Contemplated By
         Distributing Stockholder                  Prospectus             this Prospectus           This Prospectus
----------------------------------------   -------------------------   ------------------------   ---------------------
John D. Chato.............................            1,709,882  (1)             60,000                 1,649,882

John P. Thuot.............................              887,871  (1)             82,513                   805,358

Barry A. Sheahan..........................              277,049  (1)             33,100                   243,949

James V. DeFina...........................              784,384  (1)             50,000                   734,384

BO Tech Burner Systems Ltd................            6,525,713  (1)          6,525,713                         0

Ravenscraig Properties Limited............            1,968,750                 954,406                 1,014,344

Technoquest, Inc..........................                    0  (2)            892,019                         0

BO Gas Limited............................                    0  (3)            753,724                         0

BO Development Enterprises Ltd............                    0  (4)          2,599,084                         0

---------------------------------

(1)  Proportionate share of securities held by BO Tech Burner Systems.
(2) Receivable from BO Tech Burner Systems in satisfaction of potential claims, and to be distributed by Technoquest to its stockholders as a dividend in specie.
(3) Receivable from BO Tech Burner Systems as a contribution, and to be distributed by BO Gas Limited to its stockholders as a dividend in specie.
(4) Receivable from BO Tech Burner Systems as a dividend in specie, and to be distributed by BO Development Enterprises to its stockholders as a dividend in specie.

Each distributing stockholder is an executive officer, director or affiliate of our company or an associate of an affiliate of our company. See "Management" and "Plan Of Distribution."


                            Market For Our Securities

General

As of September 21, 1999, we had seven holders of record for our common stock, one holder of record for our series "A" convertible preferred stock, and six holders of record for our series "B" convertible preferred stock. Assuming no transfers of our securities pending the distributions contemplated by this prospectus, we anticipate we will have, up to 276 holders of record for our common stock immediately following the consummation of these distributions.

There is no public market for our securities, including the common stock being distributed under this prospectus, and we cannot give you any assurance that any active or liquid public market for our common stock or other securities will develop or be sustained at any time in the future. Should a public market for our securities develop, no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Moreover, sales of substantial amounts of our securities on the public market, or the perception that substantial sales could occur, could adversely affect prevailing market prices for our securities and also, to the extent the prevailing market price for our securities is decreased, adversely impact our ability to raise additional capital in the equity markets.

Intent to Establish a Limited Public Market for Common Stock on Tte NASD OTC Electronic Bulletin Board

Since we will have a relatively large number of record holders for our common stock immediately following the consummation of the foregoing distributions by our distributing stockholders, we have promised certain of our stockholders that we would use our best efforts to procure a market maker to file a Form 15c2-11 application with the NASD in order to quote our common stock on the OTC Bulletin Board. This will enable our common stockholders to publicly offer and sell their shares freely and without limitation under the federal and certain state securities laws, subject, however, to the following restrictions as discussed in greater detail in this section:

     . The disclosure and investor suitability rules promulgated under the Penny Stock Reform Act of 1990 and limitations mandated by Rule 15c-2-6 promulgated under the Exchange Act.

     . The necessity of complying with any state "Blue Sky" or Canadian provincial securities laws which may be applicable.

     . Certain contractual volume restrictions on sale imposed on certain holders of blocks of more than 3,000 shares of our common stock, including the common stock to be distributed under this prospectus, upon whom we have imposed lock-up restrictions as a condition to our cooperation in establishing a public market for our common stock on the OTC Electronic Bulletin Board.

     . The amount of shares which may be freely traded under Rule 144 promulgated under the Securities Act.

We have not made any inquiries of, or commenced any other efforts to procure, any sponsoring market maker, and we cannot give you any assurance that we will be able to procure a sponsoring market maker or that a public market for our common stock will develop in the foreseeable future.

Compliance With Penny Stock Rules

Even if we procure the listing of our common stock on the OTC Electronic Bulletin Board, our common stock will likely be subject to a number of "penny stock" regulations which may affect the price of those shares and your ability to sell those shares in the secondary market. These rules generally impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction. In addition, because the penny stock rules probably will most likely apply to our common stock if a public market develops on the OTC Electronic Bulletin Board, investors who receive a distribution of our common stock under this prospectus probably will find it more difficult to sell those shares. The Securities and Exchange Commission's regulations define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements probably will reduce the level of trading activity in the secondary market for our common stock and may severely and adversely affect the ability of broker-dealers to sell our securities.

Restrictions On Transfer of Securities in the United States Without Compliance With State "Blue Sky" Securities Laws

Even though the common stock to be distributed under this prospectus will be registered under the federal securities laws of the United States pursuant to the filing of the registration statement containing this prospectus, all of our securities, including the common stock to be distributed under this prospectus, will nevertheless remain subject to restrictions on sale, transfer, assignment, hypothecation or other disposition imposed under the "Blue Sky" or securities laws of the various states and territories of the United States. Specifically, the public or private sale, transfer, assignment, hypothecation or other disposition of our securities can only be effected by or to a resident of any state or territory of the United States through the registration or qualification of the transaction under the securities laws of such state or territory, or reliance upon an available exemption from those requirements. We have not filed, nor we do not intend to file, any registration statement with any state or territorial securities administrator seeking registration or qualification of any of our securities, including the common stock to be distributed under this prospectus, under the securities laws of that state or territory, and we undertake no obligation to do so, although we also reserve the right to do so where necessary to make a distribution.

You will be solely responsible for meeting the requirements of any resale exemption which may be available, or for registering or qualifying our common stock, including shares you receive under this prospectus, in any state or territory should a resale exemption not otherwise be available, including the payment of any filing fees. It is very likely that you will not be able to obtain the registration or qualification in a number of states or territories, including as California, which impose "merit" criteria and requirements on the issuer as a condition of registration or qualification.

Although we will not register or qualify our securities under the securities laws of any state or territory of the United States, we have nevertheless promised certain of our stockholders that we would use our best efforts to apply for a Standard Manual Listing with either Standard and Poor's or Moodys. Procuring a Standard Manual Listing would allow our securities holders to qualify for an exemption for trading under the securities laws of over 35 States, including Arizona, Colorado, Massaschusetts, New Hampshire, Nevada, Texas and Washington. (The other states, including California, do not have a Standard Manual Exemption, or have a Standard Manual Exemption which imposes additional criteria which we do not satisfy). We cannot give you any assurance that we will be able to procure a Standard Manual Listing which will enable our common stock to be traded in any of the states offering a Standard Manual Exemption.

All recipients of shares of our common stock distributed under this prospectus who are resident of the United States should consult with their own legal advisers to determine the availability of resale exemptions or the registration or qualification of our securities under the various state or territorial securities laws which may be applicable in their individual circumstances

Restrictions On Transfer of Securities In Canada Without Compliance With Provincial Securities Laws

All of our securities are subject to restrictions on sale, transfer, assignment, hypothecation or other disposition imposed under the securities laws of the various provinces of Canada. Specifically, with the exception of the limited exemptive relief noted below requested by three of our corporate-stockholders, all of our securities, including the common stock you receive under this prospectus, will be subject to an indefinite hold period in those provinces, and their public or private sale, transfer, assignment, hypothecation or other disposition can only be effected by a resident of those provinces if there is available another exemption from the prospectus requirements of the applicable provincial securities acts or a discretionary order of the applicable provincial securities commissions is obtained. We have not applied for, nor do we intend to make an application for, an exemptive order for the sale or other disposition of any of our securities within any province of Canada, and we undertake no obligation to do so. Our securities holders who are resident of Canada will be solely responsible for obtaining any necessary exemptive order allowing them to sell or otherwise dispose of our securities, including common stock you receive under this prospectus, within any province of Canada, including the payment of any filing fees. It is very unlikely that a further exemption will be available or that a discretionary order will be granted by any Canadian provincial securities regulator.

You should note that we are not a reporting issuer under the laws of British Columbia or any other province or jurisdiction of Canada, and have no intention in the foreseeable future of becoming a reporting issuer.

One of our stockholders, BO Tech Burner Systems, and two of its affiliates, BO Gas Limited and BO Development Enterprises, will file a request for a discretionary order from the provinces of British Columbia, Ontario, Alberta and Manitoba allowing those persons who are resident of Canada who receive a distribution of our common stock from these companies under this prospectus to resell those securities on the NASD OTC Bulletin Board or other public markets within the United States.

All recipients of shares of our common stock distributed under this prospectus who are resident of Canada should consult with their own legal advisers to determine the extent of any applicable hold period and the possibilities of utilizing any further statutory exemptions or the obtaining of a discretionary order with respect to any provinces which may be applicable in their individual circumstances.

OTC Bulletin Board Lock-up Restrictions

Approximately 6,326,490 shares of our common stock to be distributed under this prospectus, as well as 375,000 shares of our common stock which may be derived by conversion of shares of our currently outstanding series "B" preferred stock, will be subject to certain OTC Bulletin Board Lock-Up restrictions which were formulated to assist in the creation of an orderly market for the sale of our common stock on the OTC Bulletin Board. (See "Description Of Our Securities--OTC Bulletin Board Lock-Up Restrictions).

Restrictions On Sale Imposed Under Rule 144

The following table identifies the number of shares of our common stock and series "A" and "B" preferred stock which will be held by persons who are our "affiliates" as that term is defined under Rule 144 promulgated under the Securities Act, as well as those who are not so classified, immediately after the distributions contemplated by this prospectus, and assuming that no transfers of our securities are made pending these distributions:

                                                    Common          Series "A"     Series "B"
                                                   ---------       -----------     ---------
     Affiliates.................................   4,447,917           1,000        125,000
     Non-Affiliates.............................   5,195,833               0        125,000
                                                   ---------       ---------        -------
          Total................................    9,643,750           1,000        250,000
                                                   =========         =======        =======

None of our outstanding shares of common or preferred stock constitute "restricted securities" under Rule 144. Our common stock will therefore be freely tradable in any public market which may be established without further registration under the Securities Act subject to the following rules:

     . Common shares held by any stockholder who is an affiliate will be deemed "control" securities within the meaning of Rule 144, and will only be freely tradable in the public market established within certain volume, manner of sale, notice and availability of current public information requirements mandated by Rule 144, unless those securities are otherwise registered under the Securities Act or sold in accordance with another eligible exemption from registration. In general, under Rule 144 as currently in effect, a person who is deemed to be our affiliate is entitled to sell within any three-month period a number of common shares that does not exceed the greater of the following:

          .    1% of the then outstanding shares of common stock, and

          . the average weekly reported trading volume of our common stock on the public market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information concerning our company are satisfied.

     . Common shares held by any stockholder who is not an affiliate may be freely traded will be deemed "control" securities within the in the public market established without restriction under Rule 144 or further registration under the Securities Act so long as that person does not become an affiliate.

As defined in Rule 144, an affiliate of an issuer is a person that directly or indirectly through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer. Under Rule 144(k), a person who has not been our affiliate for a period of three months preceding a sale of securities would be entitled to sell the shares without regard to volume limitations, manner of sale provisions, notification requirements or requirements as to the availability of current public information concerning our company.

We also have outstanding options and warrants entitling the holders to purchase an aggregate of 356,000 shares of our common stock. Shares of common stock issued upon exercise of these options or warrants may be subject to Rule 144.


                          Transfer Agent and Registrar

Our transfer agent and the registrar of our securities is Jersey Transfer and Trust Co., located at 201 Bloomfield Avenue, Verona, New Jersey 07044.


                                 Legal Matters

The validity of the common stock to be distributed by the distributing stockholders under this prospectus has been passed upon for our company by ___________, Esq., of __________.


                                    Experts

Our financial statements commencing on page F-1 of this prospectus, as well as the financial schedules included in the registration statement containing this prospectus, have been included in reliance on the report of Deloitte & Touche LLP, our independent auditors, appearing on page F-1 of this prospectus, and on the authority of that firm as experts in accouting and auditing.

                      Where You Can Find More Information

This prospectus is part of a registration statement on Form SB-2 we have filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed therewith because certain parts are omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement and those exhibits and schedules for further information regarding our company and the shares of common stock to be distributed under this prospectus. Please also note that any statements or descriptions contained in this prospectus relating to the contents of any contract or other document are not necessarily complete, and those statements or descriptions are qualified in all respects to the underlying contract or document in each instance where it is filed as an exhibit to the registration statement.

You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information.

You may request a copy of any document we file with the Securities and Exchange Commission, at no cost, by writing us or telephoning us at the following address and telephone number:

                            Clean Energy Combustion Systems, Inc.
                            7087 MacPherson Avenue
                            Burnaby, British Columbia V5J 4N4
                            (604) 435-9339

You may also read any document we file with the Securities and Exchange Commission at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Securities and Exchange Commission also are available to the public from the Securities and Exchange Commission's Web site at http://www.sec.gov.

We are not currently subject to the information and periodic reporting requirements of the Exchange Act, and accordingly are not obligated to file reports, proxy statements, information statements and other information with the Securities and Exchange Commission in accordance with the Exchange Act. Once the registration statement containing this prospectus clears Securities and Exchange Commission staff comment and is declared effective, we will become subject to those information and periodic reporting requirements, and will commence filing periodic reports, proxy statements, information statements and other information required under the Exchange Act with the Securities and Exchange Commission. These filed reports and statements may be inspected or copied at the Securities and Exchange Commission's public reference rooms and through the Securities and Exchange Commission's Web site (http.//www.sec.gov). While we intend to mail our annual proxy materials and annual reports on Form 10-K to our stockholders prior to our annual meeting of stockholders, we have no intent at this time of mailing any other periodic reports and other information to our stockholders other than in response to specific requests for these materials.

                         Index to Financial Statements

Report of Independent Auditors (Deloitte & Touche).....................................     F-2

Consolidated Balance Sheets at May 31, 1999............................................     F-3

Consolidated Statements of Loss for the 92-day period ended May 31, 1999...............     F-4

Consolidated Statements of Stockholders' Equity (deficit) from inception of operations
through May 31, 1999...................................................................     F-5

Consolidated Statements of Cash Flows for the 92-day period ended May 31, 1999.........     F-6

Notes to Consolidated Financial Statements.............................................     F-7

Auditors' Report and Consolidated Financial Statements of

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A Development Stage Enterprise)

May 31, 1999

Auditors' Report

To the Board of Directors and Stockholders of Clean Energy Combustion Systems, Inc.

We have audited the consolidated balance sheet of Clean Energy Combustion Systems, Inc. as at May 31, 1999 and the consolidated statements of operations, stockholders' equity and cash flows for the period from commencement of operations on January 1, 1999 to May 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 1999 and the results of its operations and cash flows for the period from commencement of operations on January 1, 1999 to May 31, 1999 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP


Chartered Accountants
Vancouver, British Columbia
June 11, 1999

Comments by Auditors for U.S. Readers on
Canada U.S. Reporting Conflicts

To the Board of Directors and Stockholders of Clean Energy Combustion Systems Inc.

In the United States, reporting standards for auditors require an explanatory paragraph (following the opinion paragraph) when the auditor concludes that there is substantial doubt about the entities' ability to continue as a going concern such as described in Note 1 of the financial statements. Our report dated June 11, 1999 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such uncertainty in the auditors' report when the uncertainty inadequately disclosed in the financial statements.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
June 11, 1999

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Balance Sheet
May 31, 1999
(Expressed in U.S. Dollars)
---------------------------------------------------------------------------------------------
ASSETS

CURRENT
   Cash and cash equivalents                                                       $  416,374
   Accounts receivable                                                                  5,437
---------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                  421,811

PROPERTY AND EQUIPMENT (Note 3)                                                        23,001
---------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                       $  444,812
---------------------------------------------------------------------------------------------

LIABILITIES

CURRENT
   Accounts payable                                                                $   28,822
   Accrued liabilities                                                                  7,460
   Current payroll taxes                                                               66,404
   Advances from affiliated Companies (Note 4)                                        108,888
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                     211,574
---------------------------------------------------------------------------------------------

Commitments and contingencies (Note 9)

Going concern (Note 1)

STOCKHOLDERS' EQUITY

Stockholders Equity
Authorized
  Preferred stock; $.0001 par value; 1,000,000 shares
  Common stock; $.0001 par value; 15,000,000 shares
Issued
  Series A preferred stock; $.0001 par value; 1,000 shares
     issued and outstanding                                                                 1
  Series B preferred stock; $.0001 par value; 250,000 shares issued
     and outstanding                                                                      250
  Common stock; $.0001 par value; 9,643,750 shares issued and
     outstanding                                                                          964
Additional paid-in capital                                                            500,285
Accumulated deficit - operating expenses for the period
    from incorporation                                                               (268,262)
---------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                            233,238
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $  444,812
---------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Statement of Operations
From commencement of operations on January 1, 1999 to May 31, 1999 (Expressed in U.S. Dollars)
----------------------------------------------------------------------

OPERATING EXPENSES
  Accounting..........................................   $  9,354
  Administrative wages and benefits...................     68,783
  Amortization........................................      2,846
  Communications......................................      2,555
  Foreign exchange loss...............................      8,017
  Interest............................................      2,522
  Legal...............................................     46,467
  Marketing...........................................     27,230
  Occupancy...........................................     12,460
  Office and miscellaneous............................      3,149
  Research and development............................     81,146
  Transfer agent fees.................................      3,733
----------------------------------------------------------------------
TOTAL OPERATING EXPENSES AND NET LOSS FOR THE PERIOD     $268,262
----------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                         $  (0.11)
----------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING                     2,430,753
----------------------------------------------------------------------



          See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Statement of Stockholders' Equity
From commencement of operations on January 1, 1999 to May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------------------------------------------------------
                               Series A              Series B
                            Preferred Stock       Preferred Stock         Common Stock      Additional                 Total
                           -----------------    ------------------    -----------------       Paid-in               Stockholders'
                           Shares    Amount      Shares  Amount        Shares     Amount     Capital      Deficit      Equity
                           --------  -------    --------  --------    -------   -------     ----------    -------    -----------
Issued on incorporation       1,000    $   1           -   $   -      9,643,750  $ 964    $    535       $       -    $   1,500
Private placement                 -        -     250,000     250              -      -     499,750               -      500,000
Net loss                          -                    -       -              -      -           -        (268,262)    (268,262)
--------------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 1999         1,000    $    1      250,000    $250    9,643,750  $ 964    $500,285       $(268,262)   $ 233,238
================================================================================================================================



          See accompanying notes to consolidated financial statements


CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Statement of Cash Flows
From commencement of operations on January 1, 1999 to May 31, 1999
(Expressed in U.S. Dollars)
-----------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Total operating expenses for the period                                           $ (268,262)
  Adjustments to reconcile total operating expenses to net cash utilized in operating activities
       Amortization                                                                      2,846
  Change in operating assets and liabilities:
     Accounts receivable                                                                (5,437)
     Accounts payable                                                                   28,822
     Accrued liabilities                                                                 7,460
     Payroll taxes                                                                      66,404
-----------------------------------------------------------------------------------------------
  Net cash used in operating activities                                               (168,167)
-----------------------------------------------------------------------------------------------

INVESTING ACTIVITY
  Purchase of property and equipment                                                   (25,847)
-----------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Proceeds from long-term obligations                                                   28,484
  Proceeds from advances from affiliated companies                                      80,404
  Proceeds from issue of common stock                                                    1,000
  Proceeds from issue of Series A convertible preferred stock                              500
  Proceeds from issue of Series B preferred stock                                      500,000
-----------------------------------------------------------------------------------------------
  Net cash provided by financing activities                                            610,388
-----------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                              416,374

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                            -
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                           $ 416,374
-----------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND GOING CONCERN

   Clean Energy Combustion Systems Inc. ("Company") was incorporated in Delaware, organized and commenced operations on March 1, 1999. These financial statement also reflect certain pre-organization transactions and commitments incurred between January 1, 1999 and the date of incorporation on March 1, 1999, which have been accepted by the Board of Directors as obligations of the Company. The Company is a development stage company with principal executive offices located in Vancouver, British Columbia, Canada. The Company was formed for the specific purpose of acquiring exclusive world-wide license rights entitling it to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit two innovative, patented "burner" technologies, the Pulse Blade Combustion or "PBC" Technology and the Diesel Technology. The Company has incurred losses from inception totalling $268,262 and does not currently have the financial resources to complete its business plan. The Company's ability to continue as a going concern is dependent upon its ability to attain future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. External financing, predominately by the issuance of common stock to the public will be sought to finance development of the Company's products; however, there can be no assurance that sufficient funds will be raised. The Company's objective is to enter into licensing, royalty, joint venture, or manufacturing agreements with established national and international heat transfer industry manufacturers.


2. SIGNIFICANT ACCOUNTING POLICIES

   These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect the following significant accounting policies.

   (a)  Basis of presentation

        These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Clean Energy Technologies (Canada) Inc. All intercompany balances and transactions have been eliminated on consolidation.

   (b)  Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand, funds on deposit and short-term investments with an original maturity of 90 days or less.

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

   (c)  Property and equipment

        Property and equipment are stated at cost. Amortization is recorded on a straight line basis over the estimated service lives of the respective assets as follows:

        Furniture and fixtures                    20%
        Communications equipment                  30%
        Computer equipment                        30%
        Computer software                         50%
        Lab equipment                             20%

        Management periodically reviews the carrying value of property and equipment by reviewing the estimated cash flows attributable to assets, replacement cost and the enduring benefit to the Company to determine whether any permanent impairment in value is indicated. Where a permanent impairment is identified a charge is recognized and reflected in the results from operations.

   (d)  Foreign currency translation

        The Company is a Delaware corporation and considers the United States dollar to be the appropriate functional currency for the Company's operations and these financial statements, notwithstanding that the Company does business in Canada in transactions denominated in Canadian dollars. It is anticipated that the majority of the Company's business will be conducted in United States dollars and the anticipated customer base is within the United States. For purposes of preparing these financial statements, foreign currency monetary assets and liabilities are translated into United States dollars at the exchange rates in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated at the rates prevailing on the respective transaction dates. Translation gains and losses are included in income.

   (e)  Estimates and assumptions

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates .

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

   (f)  Earnings (loss) per common share

        Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, diluted earnings per share which includes the potential dilution that could occur if common stock equivalents or other potentially dilutive securities were exercised or converted into common stock. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants (using the treasury stock method).

   (g)  Stock-based compensation

        The Company accounts for stock-based compensation using the intrinsic value based method whereby compensation cost is recorded for the excess, if any, of the quoted market price of the common share over the exercise price at the date granted for all common stock options. No compensation cost has been recorded for any period under this method.

        The following pro forma financial information presents the net loss for the period and loss per common share had the Company adopted Statement of Financial Accounting Standard No. 123 (SFAS 123) Accounting for Stock-based Compensation.

                                                                                                    1999
                                                                                        -------------------------

        NET INCOME (LOSS) FOR THE PERIOD                                                         $(334,976)
        ------------------------------------------------------------------------------------------------------

        DILUTED INCOME (LOSS) PER COMMON SHARE                                                   $  (0.14)
        ------------------------------------------------------------------------------------------------------


        Using the fair value method for stock-based compensation, additional compensation costs of approximately $66,714 would have been recorded for the period ended May 31, 1999. This amount is determined using an option pricing model assuming no dividends are to be paid, an average vesting period of five years, a weighted average annualized volatility of the Company's share price of zero and a weighted average annualized risk free interest rate at 5.25%.

   (h)  Comprehensive income

        The Financial Accounting Standards Board issued Statement No. 130 (SFAS
        130), Reporting Comprehensive Income, which is required to be adopted for fiscal years beginning on or after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There is no impact of SFAS 130 on the Company's financial statements.

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

   (i)  Recent pronouncements

        In June 1998, the Financial Accounting Standards Board issued Statement No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which standardizes the accounting for derivative instruments. SFAS 133 is effective for all quarters of all financial years beginning after June 15, 1999. The Company is currently assessing the impact of SFAS 133 on the Company's financial statements and has not yet determined what if any changes will be necessary. Financial Accounting Standards Board have subsequently delayed implementation of the standard for the financial years beginning after June 15, 2000.

3. PROPERTY AND EQUIPMENT

   Furniture and fixtures                                                                         $ 1,723
   Communications equipment                                                                         5,743
   Computer equipment                                                                              11,005
   Computer software                                                                                  349
   Lab equipment                                                                                    7,027
   ---------------------------------------------------------------------------------------------------------
                                                                                                   25,847
   Less accumulated amortization                                                                    2,846
   ---------------------------------------------------------------------------------------------------------
   Net property and equipment                                                                     $23,001
   ---------------------------------------------------------------------------------------------------------

4. ADVANCES FROM AFFILIATED COMPANIES

   During the year, the Company received advances of $108,888 from two companies each of which is controlled by shareholders in common. The advances bear interest at the rate of 8.75% per annum, and have no specific terms of repayment.

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

5. SHARE CAPITAL AND STOCK OPTIONS

   (a)  Series A Preferred Stock

        Series A preferred stock are non-voting and are convertible into one share of common stock at the option of the holder at any time. The Company requires the affirmative consent of a majority of the Series A Preferred stockholders prior to liquidation, selling principle assets, merging or consolidating the Company, declaring dividends, or making changes in the authorized capital stock of the Company or issuing additional preferred shares. If the common stock is accepted for listing on The New York Stock Exchange, or The American Exchange or is accepted for quotation on the National Association of Securities Dealers Market, the Series A preferred stock will automatically convert into common stock on a one for one basis once the common stock has been actively traded on such exchange or market for a two year continuous period. In the event of a liquidation, dissolution, or winding up of the Company, Series A preferred stockholders will be entitled to an amount equal to $1 per share, but after payment has been made to Series B preferred stockholders.

        The Company designated and issued 1,000 Series A preferred stock on incorporation.

   (b)  Series B Preferred Stock

        Series B preferred stock are voting and are entitled to participate in dividends with shares of common stock. The Company requires the affirmative consent of a majority of the Series B Preferred stockholders prior to changes in the authorized capital stock of the Company or issuing any additional preferred shares, declaring dividends and the redemption or purchase of any Series B Preferred Stock. Series B preferred stock is convertible into common stock at the option of the holder, at any time, into one share of common stock. If the common stock is accepted for listing on The New York Stock Exchange or The American Stock Exchange, or is accepted for quotation on the National Association of Securities Dealers Market, the Series B Preferred Stock will automatically convert into common stock on a one for one basis. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series B preferred stock will be entitled to receive an amount equal to the $2.00 stated value, issuance cost, before any payment will be made or any assets distributed to the holders of Series A Preferred Stock, Common Stock, or any other junior equity security.

        During the period ended May 31, 1999, the Company designated 475,000 preferred shares as Series B preferred stock and issued, pursuant to a private placement, 250,000 Series B preferred stock for gross proceeds of $500,000. Each share of Series B preferred stock is convertible into one share of common stock.

   (c)  Common Stock

        The Company issued 9,643,750 shares of common stock on incorporation.

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

5. SHARE CAPITAL AND STOCK OPTIONS (Continued)

   (d)  Stock Options

        The Company has granted to executive officers and key employees non-qualified stock options to purchase an aggregate of 320,000 common shares at an exercise price of $2.00. These options vest equally annually over a five year period and each annual vesting portion expires five years subsequent to the vesting date. No stock options have been exercised as at May 31, 1999.

   (e)  Share purchase warrants

        The Company has issued 36,000 share purchase warrants as additional consideration pursuant to a public relations services agreement pursuant to which the the holder is given the right to purchase 36,000 common shares of $2.00 per share. The right to exercise these warrants vests in equal monthly installments over a 24 month period, and each installment lapses five years after date of vesting.

6. INCOME TAXES

   As at May 31, 1999, the Company had net operating loss carryforwards available to reduce taxable income in future years of approximately $250,000. At the statutory rate of 30% the net operating loss represents a potential non-current income tax asset of $75,000. The Company has no other significant temporary or permanent timing differences. The tax asset relating to operating losses incurred through May 31, 1999, has been fully offset by a valuation allowance.


7. RELATED PARTY TRANSACTIONS

   Related party transactions and balances not disclosed elsewhere in these financial statements are as follows:

   (a) The Company has acquired exclusive world-wide license rights entitling it to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit two patented "burner" technologies, the Pulse Blade Combustion or "PBC" Technology and the Diesel Technology. The former license was granted by a founding shareholder who indirectly holds greater than 10% of the outstanding and issued share capital, and the latter was granted by a founding shareholder who indirectly holds greater than 10% of the outstanding and issued share capital and who is the inventor of both technologies and a Director of the Company.

   (b) During the period from commencement of operations on January 1, 1999 to May 31, 1999, the Company paid $94,653 (CDN$141,667) in salaries to three Executive Officers who are also Directors of the Company.

CLEAN ENERGY COMBUSTION SYSTEMS,INC.
(A development state enterprise)
Notes to the Consolidated Financial Statements
May 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

8. FINANCIAL INSTRUMENTS

   The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and advances from affiliated companies. The fair value of these financial instruments approximates carrying values due to the short-term to maturity of the financial instruments and similarity to current market rates.

   It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.


9. COMMITMENTS

   (a) The Company has entered into a lease for premises currently occupied by the business. The lease requires monthly payments of $2,342 (CDN$3,396) for three years commencing January 1, 1999. The Company has an option to renew the lease for a further three years.

   (b) The licensors of the PBC Technology have the right to terminate the license if the Company has not obtained a listing on The New York Stock Exchange, The American Stock Exchange or the NASDAQ Market by March 4, 2002. The licensor of the PBC Technology also has the right to reacquire the Technology if the Company is declared insolvent or bankrupt. Should the licensor exercise its termination right, the Company can purchase full title to the PBC technology by paying Canadian $525,000 within ten business days of the 90 day termination period, plus interest on such amount at the rate of 13% per annum, accruing as of January 1, 1999. On the purchase, the Company is also entitled to receive 593,750 common shares of the Company's stock as well as all outstanding shares of Series A Preferred Stock. If the licensor is unable to deliver the full number of shares, the cash payment will be reduced pro-rata. Should the PBC technology license be terminated without the Company acquiring full ownership of the technology, then the Diesel Technology License shall concurrently expire.

   (c) The Company has entered into employment agreements with four senior employees providing for total annual payment of $308,000 (Canadian $450,000). Each agreement provides for a one year initial term, renewed automatically for successive one year terms.

   (d) The Company has entered into public relations services agreements whereby the Company is obligated to pay a monthly fee of Cdn $6,000 for a period of 36 months. The agreement is terminable by either party after one year.

10.  SUBSEQUENT EVENTS

     Subsequent to May 31, 1999, the Company repaid the advances from affiliated companies.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have been advised that any indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to our directors, officers and controlling persons under our Certificate of Incorporation, Bylaws or other agreements containing indemnity provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and are, therefore, unenforceable.

ITEM 25  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and distribution of our common stock under this registration statement. We have agreed to pay all of these expenses.

     Securities and Exchange Commission Registration Fee...............................   $     3

     Financial Printer Fees to EDGARize and Print Registration Statement...............    15,000

     Transfer Agent Fees, including Printing and Engraving Stock Certificates..........    10,000

     Legal Fees and Expenses...........................................................    37,500

     Accounting Fees and Expenses......................................................     7,500

     Miscellaneous.....................................................................     2,500
                                                                                          -------
       Total...........................................................................   $72,503
                                                                                          =======

ITEM 26  RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act since our inception:

1. In connection with our organization on March 1, 1999, we issued:

   A. 9,643,750 shares of our common stock to seven of our eight founding stockholders (Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan, James V. DeFina, Robert Alexander and BO Tech Burner Systems and Ravenscraig Properties Limited) for a total cash price of $1,000, and

   B. 1,000 shares of our series "A" preferred stock to our eighth founding stockholder (818879 Alberta, Ltd.) for a total cash price of $500.

   This transaction was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 504 because it was a sale that did not involve a public offering, but rather involved the formation of the corporation by these founding stockholders. There was no solicitation or advertising involved in this issuance.

2. On March 5, 1999, we granted options to certain of our employees (Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan and James V. DeFina) to acquire a total of 320,000 shares of our common stock at an exercise price of $2.00 per share under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan. The noted stock plan and a form of option certificate evidencing the grants to these employees are filed with this registration statements as Exhibits 4.5 and 4.6, respectively. These transactions were exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 701 because it was a compensatory issuance of options to employees.

3. On April 1, 1999, we entered into a Investor Relations and Stock Marketing Advisory Services Agreement with ABCE Enterprises, Inc. for the provision of prospective public relations services. This agreement, which has a 36-month term but is terminable by either party after one year, provides for the payment of Cdn. $6,000 per month in consulting fees, and the grant of warrants entitling the consultant to purchase 36,000 unregistered shares of common stock at an exercise price of $2.00 per share, with the right to exercise the warrants vesting monthly in equal installments over 24 months of continued performance under this agreement. This transaction was exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 504.

4. On April 6, 1999, we sold 250,000 shares of our series "B" preferred stock at a price of $2 per share to six accredited investors with a pre-existing relationship to our company in a private placement for a total cash price of $500,000. These transactions were exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 504. There was no solicitation or advertising involved in this issuance.

ITEM 27   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1  Certificate of Incorporation

3.2  Certificate of Amendment to Certificate of Incorporation

3.3  Bylaws (as restated to reflect corporate name change)

4.1  Specimen common stock certificate

4.2  Specimen series "A" preferred stock certificate

4.3  Specimen series "B" preferred stock certificate

4.4  Founding Stockholders Agreement dated March 5, 1999

4.5 1999 Clean Energy Technologies, Inc. Stock Plan adopted on March 5, 1999 (as restated to reflect corporate name change)

4.6 Form of Option Certificate under 1999 Clean Energy Technologies, Inc. Stock Plan relating to grants of options on March 5, 1999 to John D. Chato, John
     P. Thuot, Barry A. Sheahan and James V. DeFina

4.7  Series B Preferred Stock Purchase Agreement dated April 6, 1999

4.8 Investor Relations and Stock Marketing Advisory Services Agreement dated April 1, 1999, with ABCE Enterprises, Inc.

5.   Opinion of legal counsel regarding legality of securities being registered*


10.1 PBC Technology License dated March 5, 1999, with 818879 Alberta, Ltd.

10.2 Diesel Technology License dated March 5, 1999, with John D. Chato

10.3 Founding Stockholders Agreement dated March 5, 1999 (see exhibit 4.4)

10.4 Employment Agreement dated March 5, 1999, with John D. Chato

10.5 Employment Agreement dated March 5, 1999, with John P. Thuot

10.6 Employment Agreement dated March 5, 1999, with Barry A. Sheahan

10.7 Employment Agreement dated March 5, 1999, with James V. DeFina

23.1 Consent of Independent Auditors

23.2 Consent of counsel (included in exhibit 5) *

24 Power of attorney (included as part of signatures of this registration statement)

27   Financial data schedule

     * To be filed at a later date with amendment to this registration statement.

ITEM 28  UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement.; or

     (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, we hereby certify that we have reasonable grounds to believe that we meet all of the requirements for filing this registration statement on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, province of British Columbia, Canada, on September 21, 1999.

                                      CLEAN ENERGY COMBUSTION SYSTEMS, INC.



                                      By: /s/ John P. Thuot
                                         --------------------------------
                                          John P. Thuot, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Thuot and Barry A. Sheahan, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act, which relates to this registration statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

             Name                      Title                                     Date
   ----------------------     ----------------------                  -------------------------
/s/ John D. Chato
   -------------------
    John D. Chato             Chairman of the Board                   September 21, 1999


/s/ John P. Thuot
   -------------------
    John P. Thuot             President and director                  September 21, 1999


/s/ Barry A. Sheahan
   -------------------
    Barry A. Sheahan          Chief Financial Officer and director    September 21, 1999